Exhibit 4.6

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL AND SPECIAL MEETING

TO BE HELD ON JUNE 14, 2017

AND

MANAGEMENT INFORMATION CIRCULAR

DATED AS OF MAY 15, 2017

NOTICE OF ANNUAL AND SPECIAL MEETING

NOTICE IS HEREBY GIVEN that an annual and special meeting (the “Meeting”) of the shareholders of Sierra Metals Inc. (the “Corporation”) will be held on Wednesday, June 14, 2017, at the Fairmont Royal York Hotel, 100 Front Street West, Salon 4 (19th Floor), Toronto, Ontario, M5J 1E3, Canada, at the hour of 9:30 a.m. (local time in Toronto) for the following purposes:

1.	To receive and consider the audited consolidated financial statements of the Corporation for the fiscal years ended December 31, 2016 and 2015, together with the auditors’ reports thereon;

2.	To elect the directors of the Corporation for the ensuing year;

3.	To reappoint PricewaterhouseCoopers, Chartered Accountants, as the Corporation’s auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

4.

To consider and, if deemed advisable, to pass an ordinary resolution ratifying, confirming and approving an amendment to the Corporation’s Restricted Share Unit Plan and to approve all unallocated restricted share units with respect to treasury issuances thereunder, the full text of which is reproduced in the Management Information Circular;

5.

To consider and, if deemed advisable, to pass an ordinary resolution to approve all unallocated options under the Corporation’s existing Stock Option Plan, the full text of which is reproduced in the accompanying Management Information Circular;

6.	To transact such other business as may properly be put before the Meeting or any adjournment or adjournments thereof.

If you are a registered shareholder of the Corporation, you are entitled to attend and vote at the Meeting in person or by proxy. The board of directors of the Corporation requests that all such shareholders who will not be attending the Meeting in person to read, date and sign the accompanying Form of Proxy and deliver it to Computershare Investor Services Inc. (“Computershare”) (Attention: Proxy Department), 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting, or adjournment or postponement thereof. If a shareholder does not deliver a Form of Proxy to Computershare by the close of business on Monday, June 12, 2017 (or before 48 hours, excluding Saturdays, Sundays and holidays before any adjournment of the Meeting at which the proxy is to be used) then the shareholder will not be entitled to vote at the Meeting by proxy. Only shareholders of record at the close of business on May 15, 2017 will be entitled to vote at the Meeting.

If you are not a registered shareholder of the Corporation, a Voting Instruction Form, instead of a Form of Proxy, may be enclosed. You must follow the instructions, including deadlines for submission, on such from to vote your shares.

A Management Information Circular and a Form of Proxy accompany this Notice.

DATED at Toronto, Ontario this 15th day of May, 2017.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Igor Gonzales
IGOR GONZALES
PRESIDENT & CEO

SIERRA METALS INC.

Suite 2100 – 79 Wellington Street West

Toronto, Ontario M5K 1H1

MANAGEMENT INFORMATION CIRCULAR

(all information as at May 15, 2017 unless otherwise indicated)

FORWARD-LOOKING INFORMATION

This management information circular (the “Circular”) contains “forward-looking information” within the meaning of applicable Canadian securities legislation. Forward-looking information may include, but is not limited to, statements with respect to the future management of Sierra Metals Inc. (the “Corporation”), the future business of the Corporation, and activities, events or developments that management expects or anticipates will occur or may occur in the future. Often, but not always, forward-looking information can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “believes”, or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable at the date that such statements are made. Forward-looking information involves known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in the forward-looking information, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking information contained herein is made as of the date of this Circular and, other than as required by securities law, the Corporation disclaims any obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise unless so required by applicable securities laws. There can be no assurance that the forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information.

SOLICITATION OF PROXIES

This Circular is provided in connection with the solicitation of proxies by the management of the Corporation for use at the annual and special meeting of shareholders of the Corporation (the “Meeting”) to be held on June 14, 2017, at the time and place and for the purposes set forth in the accompanying notice of meeting (the “Notice of Meeting”), or at any adjournments or postponements thereof. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited in person or by telephone or facsimile by employees of the Corporation. The cost of solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed Form of Proxy are officers of the Corporation. A shareholder of the Corporation wishing to appoint some other person (who need not be a shareholder) to represent him or her at the Meeting may do so by inserting such person’s name in the blank space provided in the Form of Proxy and depositing the duly completed Form of Proxy at the registered office of the Corporation or the Corporation’s transfer agent indicated on the enclosed envelope not less than 48 hours prior to the Meeting or adjournment thereof (exclusive of Saturdays, Sundays and holidays).

Any proxy given may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his or her attorney authorized in writing, and deposited either at the registered office of the Corporation or its transfer agent at any time prior to the close of business on the second business day preceding the date of the Meeting or any adjournment thereof or in any other manner permitted by law. The shareholder may choose to attend the Meeting or any adjournment thereof in person and exercise his or her voting rights.

The Form of Proxy must be signed and dated by the shareholder or by his or her attorney in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer. Persons signing as executors, administrators, trustees or in any other representative capacity should so indicate and give their full title as such. If a shareholder does not deliver a Form of Proxy to the Corporation’s transfer agent by the close of business on Monday, June 12, 2017 (or before 48 hours, excluding Saturdays, Sundays and holidays before any adjournment of the Meeting at which the proxy is to be used) then the shareholder will not be entitled to vote at the Meeting by proxy.

In this Circular, unless otherwise indicated, all dollar amounts “$” are expressed in US dollars. Unless otherwise stated, the information contained in this Circular is as of May 15, 2017.

EXERCISE OF DISCRETION BY PROXY

A shareholder forwarding the enclosed Form of Proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. The persons named in the enclosed Form of Proxy will vote the shares in respect of which they are appointed in accordance with the directions, if any, of the shareholders appointing them. In the absence of such directions, such shares will be voted in favour of the motions proposed to be made at the Meeting as stated under the headings in the Circular. The enclosed Form of Proxy confers discretionary authority upon the persons named therein with respect to any amendment or variation to matters identified in the Notice of Meeting and to any other matter which may properly come before the Meeting. At the time of printing the Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, in either case, the persons named in the Form of Proxy will vote according to their best judgment.

NON-REGISTERED SHAREHOLDERS

The information set forth in this section is of significant importance to many shareholders as a substantial number of shareholders do not hold common shares of the Corporation (“Common Shares”) in their own name. Only registered shareholders or the persons they appoint as their proxies are permitted to vote at the Meeting. However, in many cases, shares beneficially owned by a person (a “Non-Registered Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares, such as securities dealers or brokers, banks, trust companies, and trusts or other financial institutions; or (ii) in the name of a clearing agency of which the Intermediary is a participant. In accordance with National Instrument 54-101 of the Canadian Securities Administrators, entitled “Communication with Beneficial Owners of Securities of a Reporting Issuer” (“NI 54-101”), the Corporation has distributed copies of the Notice of Meeting and Circular (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for distribution to Non-Registered Holders. Intermediaries are required to forward the Meeting Materials to Non-Registered Holders, unless a Non-Registered Holder has waived the right to receive them, and often use a service corporation for this purpose. Non-Registered Holders will either:

(a)

be provided with a computerized form (often called a “voting instruction form”) which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service corporation, will constitute voting instructions which the Intermediary must follow. In order for the applicable computerized form to validly constitute a voting instruction form, the Non-Registered Holder must properly complete and sign the form and submit it to the Intermediary or its service corporation in accordance with the instructions of the Intermediary or service corporation. In certain cases, the Non-Registered Holder may provide such voting instructions to the Intermediary or its service corporation through the Internet or through a toll-free telephone number; or

(b)

be given a proxy form which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. In this case, the Non-Registered Holder who wishes to submit a proxy should properly complete the proxy form and submit it to Computershare Investor Services Inc. (Attention: Proxy Department), 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1.

In either case, the purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own. Should a Non-Registered Holder who receives a voting instruction form wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should print his or her own name, or that of such other person, on the voting instruction form and return it to the Intermediary or its service corporation. Should a Non-Registered Holder who receives a proxy form wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons set out in the proxy form and insert the name of the Non-Registered Holder or such other person in the blank space provided and submit it to Computershare Investor Services Inc. at the address set out above. In all cases, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when, where and by what means the voting instruction form or proxy form must be delivered. A Non-Registered Holder may revoke voting instructions which have been given to an Intermediary at any time by written notice to the Intermediary.

The Corporation will not pay for an intermediary to deliver Meeting Materials and voting instruction forms to objecting beneficial owners (“OBOs”). OBOs have objected to their intermediary disclosing ownership information about themselves to the Corporation. Accordingly, OBOs will not receive the Meeting Materials unless their intermediary assumes the costs of delivery. The Corporation is not relying on the “notice-and-access” delivery procedures outlined in NI 54-101 to distribute copies of the Meeting Materials.

APPROVAL OF MATTERS

The Form of Proxy forwarded to holders of Common Shares affords the shareholder the opportunity to specify the manner in which the proxy nominees are to vote with respect to any specific item by checking the appropriate space in order to indicate whether the Common Shares registered in the shareholder’s name shall be: (i) voted for or withheld from voting for the directors named in this Circular; (ii) voted for or withheld from voting for the appointment of auditors and authorizing the Board of Directors of the Corporation (the “Board”) to fix their remuneration, (iii) voted for or against the ordinary resolution approving all unallocated options under the Corporation’s existing Stock Option Plan (as defined below), and (iv) voted for or against the ordinary resolution approving the amendment to the 2015 RSU Plan (as defined below) and all unallocated restricted share units with respect to treasury issuances thereunder. In order to approve a motion proposed at the Meeting, a majority of greater than one-half of the votes cast will be required for the ordinary resolution unless the motion requires a special resolution, in which case a majority of not less than two thirds of the votes cast will be required. In the event a motion proposed at the Meeting (of which management is not currently aware) requires disinterested shareholder approval, Common Shares held by shareholders of the Corporation who are interested parties will be excluded from the count of votes cast on such motion.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Except as disclosed herein, the Corporation is not aware of any of the directors, nominees, officers or other insiders of the Corporation or any associate or affiliate of any of these persons, having any material interest in the matters to be acted upon at the Meeting, by way of beneficial ownership of securities or otherwise.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed in this Circular, to the best of the Corporation’s knowledge, since the commencement of the Corporation’s most recently completed financial year, no informed person of the Corporation, proposed nominee for director or any associate or affiliate of an informed person or proposed nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries. For the purposes of this Circular, an “informed person” of the Corporation means: (a) a director of executive officer of the Corporation; (b) a director or executive officer of a person or Corporation that is itself an informed person or subsidiary of the Corporation; (c) any person or Corporation who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or Corporation as underwriter in the course of a distribution; and (d) the Corporation itself, if and for so long as it has purchased, redeemed or otherwise acquired any of its Common Shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The directors of the Corporation have fixed May 15, 2017, at the close of business, as the record date for the determination of the shareholders entitled to receive notice of the Meeting and to vote thereat. All holders of at least one Common Share of the Corporation as of that date will have the right to vote at the Meeting.

As of May 15, 2017, 162,679,430 Common Shares were issued and outstanding, each giving the right to one vote on all matters to be acted upon at the Meeting. All such holders of record of Common Shares on the record date are entitled either to attend and vote thereat in person the Common Shares held by them or, provided a completed and executed proxy shall have been delivered to the Corporation’s transfer agent, Computershare Investor Services Inc., within the time specified in the attached Notice of Meeting, to attend and to vote thereat by proxy the Common Shares held by them.

To the knowledge of the directors and officers of the Corporation, the only persons, firms or corporations who own, as of May 15, 2017, directly or indirectly, or exercise control or direction over voting securities of the Corporation carrying more than 10% of the voting rights attached to any class of voting securities of the Corporation, are as follows:

Shareholder Name	Number of Common Shares	Percentage of Issued and Outstanding Shares

Arias Resource Capital Fund L.P.*	52,721,964	32.4%
Arias Resource Capital Fund II L.P.*	27,981,325	17.2%
Arias Resource Capital Fund II (Mexico) L.P.* (the above funds are collectively referred to as the “ARC Funds”)	1,587,826	1%
Arias Resource Capital Management LP (“ARCM”)	406,888	0.3%
BlackRock, Inc.	16,360,977	10.1

* The respective general partner of each of the ARC Funds retains the power to make investment and voting decisions in respect of the securities beneficially owned by the ARC Funds, which includes Common Shares of the Corporation. Mr. J. Alberto Arias (Chairman and a director of the Corporation) is the sole director of each of the general partners of the ARC Funds and indirectly controls ARCM. As such, Mr. Arias may be deemed to have share voting and dispositive power with respect to the Common Shares of the Corporation beneficially owned by the ARC Funds; however, he disclaims any beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. Please see “Annual Meeting Business - Election of Directors – J. Alberto Arias”, below.

ANNUAL MEETING BUSINESS

Election of Directors

The articles of the Corporation provide that the Board shall consist of a minimum of one and a maximum of 15 directors. Pursuant to By-Law No. 1 of the Corporation, the number of directors, within such limits, shall be determined from time to time by the Board. The Board has resolved to fix the number of directors to be elected at the Meeting at six, and the shareholders of the Corporation will be called upon to elect such six directors, all of whom currently serve on the Board. Subject to the by-laws of the Corporation, directors who are elected will remain in office until the next annual meeting of shareholders or until a successor has been duly elected or appointed.

The TSX requires listed companies to adopt a majority voting policy with respect to uncontested elections of directors unless it is otherwise exempt. A majority voting policy generally provides that a director who has received a majority of withhold votes must tender his or her resignation immediately after the meeting, to be effective upon acceptance of the Board. Listed companies that are “majority controlled” are exempt from this policy. The Corporation is majority controlled since the ARC Funds collectively own, together with ARCM, the majority of the issued and outstanding Common Shares of the Corporation. Furthermore, the Corporation’s Chairman, J. Alberto Arias, is the director of each of the general partners of the ARC Funds and indirectly controls ARCM. As such, Mr. Arias may be deemed to have share voting and dispositive power with respect to the Common Shares of the Corporation beneficially owned by the ARC Funds; however, he disclaims any beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The Corporation is relying on this majority controlled exemption and has not adopted a majority voting policy.

The following table sets forth certain information pertaining to the persons proposed to be nominated for election as directors and furnished by the individual nominees:

J. ALBERTO ARIAS Chairman and Director New York, USA

Mr. Alberto Arias is the sole director of each of the general partners of the ARC Funds and indirectly controls ARCM. Mr. Arias has over 23 years of experience in the field of international mining finance, and is widely recognized as an industry expert, having been ranked for five consecutive years as the #1 equity research analyst for the metals and mining industry in Latin America by leading polls such as Institutional Investor. Prior to founding ARCM, Mr. Arias worked for eight years at Goldman, Sachs & Co., including having acted as Managing Director and Head of Equity Research for metals and mining in the U.S., Canada and Latin America. Prior to Goldman Sachs, Mr. Arias worked for four years at UBS as Executive Director and Analyst covering the Latin American metals and mining sector. Mr. Arias holds an MBA in Finance and International Business from the Columbia Business School, an M.S. in both Mining Engineering and Chemical Metallurgy/Extractive Metallurgy from Columbia University Henry Krumb School of Mines and a B.S. in Metallurgical Engineering from Colorado School of Mines, has mining industry operational experience, and holds a patent for a gold mineral processing technology. He was raised in a family with a three-generation tradition of founding and managing private and public mining companies in Peru.

Current Principal Occupation: Founder and Portfolio Manager of ARCM (Private Fund Manager)

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
November 26, 2008	Nomination Committee (Chair); Compensation Committee (Chair); Corporate Strategy Committee (Chair); Health, Safety, Environmental and Technical Committee (Chair)	82,698,003 (2)

IGOR GONZALES President, CEO and Director Lima, Peru

Mr. Gonzales is from Cusco, Peru and has more than 30 years of experience in the mining industry. He was with Barrick Gold Corporation from 1998 to 2013, most recently as Executive Vice President and Chief Operating Officer. Between 1980 and 1996, Mr. Gonzales served in various roles with Southern Peru Copper Corporation. Mr. Gonzales has a Bachelor of Science degree in Chemical Engineering from the University of San Antonio Abad in Cusco, Peru, and was a Fulbright Scholar at the New Mexico Institute of Mining and Technology, where he earned a Master of Science degree in Extractive Metallurgy.

Current Principal Occupation: President and Chief Executive Officer of the Corporation

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
September 19, 2013	Audit Committee; Nomination Committee; Health, Safety, Environmental and Technical Committee	139,565

DOUGLAS CATER Director Ontario, Canada

Mr. Cater is a professional geologist with more than 30 years of experience in the gold mining and exploration business gained while working with senior-tier Canadian-based mining and exploration companies. Currently, Mr. Cater is the Vice President of Exploration with Kirkland Lake Gold, an operating and exploration gold company in Kirkland Lake (northeastern Ontario). Mr. Cater is a Council member of the Association of Professional Geoscientists of Ontario (APGO).

Current Principal Occupation: Vice-President, Exploration of Kirkland Lake Gold Ltd. (Mining Company)

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
June 10, 2009	Audit Committee (Chair); Corporate Governance Committee; Nomination Committee	231,904

STEVEN DEAN Director British Columbia, Canada

Mr. Dean is a Fellow of the Australian Institute of Mining and Metallurgy, a Member of the Canadian Institute of Mining, Metallurgy and Petroleum, and a Fellow of the Institute of Chartered Accountants of Australia. He has extensive experience internationally in mining, most recently as President of Teck Cominco Limited (now Teck Resources Ltd.). Prior to joining Teck, Mr. Dean was a founding director of Normandy Poseidon Group, (which became Normandy Mining), the largest Australian gold producer until its sale to Newmont Mining in 2002, as well as co-founder of PacMin Mining, a gold producer that became a subsidiary of Teck Corporation in 1999. He was also a co-founder and former Chairman of copper producer Amerigo Resources Ltd. Mr. Dean is Chairman and a Director of Atlantic Gold Corporation and Oceanic Iron Ore Corporation.

Current Principal Occupation: Independent Businessman

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
October 4, 2011	Compensation Committee; Corporate Governance Committee (Chair); Corporate Strategy Committee	212,387

PHILIP RENAUD Director London, United Kingdom

Mr. Renaud is the Managing Director of LB Advisors, a European investment advisory firm involved in private financings. A graduate of Franklin College of Switzerland with a Bachelor of Arts in international financial management, Mr. Renaud has been instrumental in securing many private equity financings and has an extensive European and North American network. Prior to his involvement with Church Advisors, Mr. Renaud was a founding partner of Change Capital Partners, a 300 million Euro private equity fund. He is also Chairman of Diagnos Inc. and Kane Biotech.

Current Principal Occupation: Managing Director of LB Advisors (Investment Advisory Corporation)

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
October 1, 2003	Audit Committee; Compensation Committee; Corporate Governance Committee; Nomination Committee [Corporate Strategy Committee?]	3,728,832

DIONISIO ROMERO Director Lima, Peru

Mr. Romero is the Chairman of the Board of Directors of CrediCorp and Banco de Credito (BCP), and the Chief Executive Officer of CrediCorp since 2009. Mr. Romero has served as a board member of BCP since 2003 and was appointed Vice Chairman in 2008 and Chairman in 2009. He is also the Chairman of Banco de Crédito de Bolivia, El Pacifico Peruano Suiza Cia. de Seguros y Reaseguros S.A., El Pacifico Vida Cia. de Seguros y Reaseguros S.A., Alicorp S.A.A., Ransa Comercial S.A., Industrias del Espino S.A., Palmas del Espino S.A., Agricola del Chira S.A., among others. Furthermore, Mr. Romero is the Vice Chairman of the Board of Directors of Inversiones Centenario and Director of Banco de Credito e Inversiones – BCI, Cementos Pacasmayo S.A.A. and Hermes Transportes Blindados S.A. Mr. Romero is an economist from Brown University, USA with an MBA from Stanford University, USA.

Current Principal Occupation: Chief Executive Officer, CrediCorp Ltd. (Financial Services Holding Company)

Director of the Corporation since	Committee memberships	Number of Common Shares beneficially owned or over which control or direction is exercised (1)
November 16, 2015	N/A	430,810

Notes:

(1)	Each nominee has supplied the information concerning the number of Common Shares over which he exercises control or direction.
(2)

Held by the ARC Funds and ARCM. Mr. Arias is the sole director of each of the general partners of the ARC Funds and indirectly controls ARCM. Please see “Voting Securities and Principal Holders of Voting Securities”, above.

All of the persons whose names are mentioned above have previously been elected directors of the Corporation at a shareholders’ meeting for which a proxy circular was issued.

Except where authority to vote on the election of directors is withheld, the persons named in the Form of Proxy accompanying this Circular intend to vote FOR the election of the nominees whose names are set forth above.

Management is not presently aware, and has no reason to believe, that any of the nominees will be unwilling to serve as a director if elected, but in the event that, prior to the Meeting, any vacancies occur in the slate of nominees submitted herewith, the enclosed Form of Proxy confers discretionary authority upon the persons named therein to vote for the election of any other eligible person designated by the Board, unless instructions have been given to refrain from voting with respect to the election of directors.

Orders, Penalties and Bankruptcies

Except as disclosed hereunder, to the knowledge of the Corporation, none of the foregoing nominees for election as a director:

(a)	is, or within the last ten years has been, a director, chief executive officer or chief financial officer of any corporation that:

(i)

was the subject of a cease trade or similar order, or an order that denied such corporation access to any exemption under applicable securities legislation for a period of more than 30 consecutive days (an “Order”), while that person was acting in that capacity;

(ii)

was subject to an Order that was issued, after the nominee ceased to be a director, chief executive officer or chief financial officer, and which occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer; or

(b)

is, or within the last ten years has been, a director or executive officer of any company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets.

From March 28, 2013 until January 21, 2014, J. Alberto Arias served as a director on the board of Colossus Minerals Inc. (“Colossus”). On January 14, 2014, Colossus filed a notice of intention to make a proposal under the Canadian Bankruptcy and Insolvency Act. Colossus was delisted from the Toronto Stock Exchange (the “TSX”) effective February 21, 2014.

Philip Renaud was a director of Diagem Inc. (“Diagem”), which was subject to a cease trade order resulting from Diagem’s failure to meet regulatory requirements as a result of insolvency. Diagem was delisted from the TSX Venture Exchange (the “TSX-V”) in July of 2009.

In May 2009 and May 2011, management cease trade orders applicable to the directors and officers of the Corporation and related companies were issued for late filing of the financial statements.

To the knowledge of the Corporation, none of the foregoing nominees for election as director has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Appointment of Auditors

Management proposes the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of the Corporation. Their mandate will continue until the close of the next annual meeting or until their successors are appointed. The directors will be authorized to fix the remuneration of the auditors.

Unless instructions are given to withhold from voting with regard to the appointment of the auditors, the persons named in the Form of Proxy accompanying this Circular intend to vote FOR the appointment of PricewaterhouseCoopers LLP as auditors of the Corporation and to authorize the Board to fix their remuneration.

EXECUTIVE COMPENSATION

Named Executive Officers

For the purposes of this Circular, “Named Executive Officers” or “NEOs” means:

(a)	an individual who acted as chief executive officer of the Corporation (“CEO”) for any part of the most recently completed fiscal year;

(b)	an individual who acted as chief financial officer of the Corporation (“CFO”) for any part of the most recently completed fiscal year;

(c)

each of the Corporation’s (including any of its subsidiaries) three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed fiscal year whose total compensation was, individually, more than C$150,000, as determined in accordance with subsection 1.3(6) of Form 51-102F6 Statement of Executive Compensation, (“Form 51-102F6”) for that fiscal year; and

(d)

each individual who would be a Named Executive Officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation or its subsidiaries, nor acting in a similar capacity, at the end of that fiscal year.

For the fiscal year ended December 31, 2016, the Corporation had five Named Executive Officers, as follows:

1.	Mark Brennan, former President and CEO of the Corporation;

2.	Ed Guimaraes, CFO of the Corporation;

3.	Gordon Babcock, Chief Operating Officer (“COO”) of the Corporation;

4.	Carlos Villanueva, former General Manager of Sociedad Minera Corona S.A. (majority-owned subsidiary of the Corporation) (“Minera Corona”); and

5.	Sergio Ramirez, General Manager of Dia Bras Mexicana S.A. de C.V. (wholly-owned subsidiary of the Corporation) (“Dia Bras Mexicana”).

As required by Form 51-102F6, the following includes disclosure regarding the compensation paid or payable by the Corporation to these individuals.

Executive Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The fundamental goal of the Corporation is to create value for its shareholders and foster well-managed growth of the Corporation. Compensation plays an important role in achieving short and long-term business objectives and in serving this goal. The Corporation’s compensation program is designed to:

(a)	align the interests of executive officers with those of the shareholders in order to maximize long-term shareholder value;

(b)	link executive compensation to the performance of the Corporation and its strategic plan;

(c)	compensate executive officers at a level that ensures the Corporation is able to attract, motivate and retain highly qualified individuals with exceptional skills; and

(d)	evaluate executive performance on the basis of the Corporation’s overall performance, achievements and success in building long-term shareholder value.

To attain these goals, the Board has established a Compensation Committee (the “Compensation Committee”), which is responsible for ensuring that the Corporation has an appropriate plan for executive compensation and for making recommendations to the Board with respect to the compensation of the Corporation’s executive officers. More specifically, the responsibilities of the Compensation Committee, as set out in its mandate, include:

(a)	review and approve compensation packages, including goals and objectives against which bonuses are assessed, of the Corporation’s CEO and his direct reports;

(b)	review and recommend to the Board for approval all annual cash bonuses and restricted share unit (“RSU”) allocations;

(c)

review the compensation practices and policies of the Corporation to ensure that they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value and make recommendations to the Board regarding same;

(d)	periodically survey the executive compensation practices of other comparable companies and report back to the Board;

(e)

annually review and evaluate the implications of the risks associated with the Corporation’s compensation policies and practices and, if necessary, identify practices that can be used to identify and mitigate such policies and practices that could encourage inappropriate or excessive risk taking;

(f)

oversee the administration of the Corporation’s compensation programs, including any incentive compensation plans and equity-based plans, and the nature of the compensation provided under such programs to ensure that all management compensation programs are linked to meaningful and measurable performance targets;

(g)

make recommendations to the Board regarding the adoption, amendment or termination of compensation programs and the formal approval of the adoption, amendment and termination of compensation programs of the Corporation, including for greater certainty, ensuring that if any equity-based compensation plan is subject to shareholder approval, that such approval is sought;

(h)

establish, if deemed necessary by the Compensation Committee, and recommend to the Board share ownership guidelines for senior executives of the Corporation and policies (including pre-approval requirements) for the number and type of boards of directors that senior executives may join (except for boards of directors that senior executives are asked by the Corporation to join in connection with their employment);

(i)

at least annually, review and make recommendations to the Board with respect to compensation of directors, the Chairman and those acting as committee chairs to, among other things, ensure their compensation appropriately reflects the responsibilities they are assuming;

(j)	annually review and make recommendations to the Board regarding the Corporation’s director’s and officer’s liability insurance policies;

(k)

review and recommend to the Board for approval the annual report on executive compensation required to be prepared under applicable corporate and securities legislation, regulation and rules including the disclosure concerning members of the Compensation

Committee and settle the reports required to be made by the Compensation Committee in any document required to be filed with a regulatory authority and/or distributed to shareholders; and

(l)	at the request of the Board, investigate and report on such other matters as it considers necessary or appropriate in the circumstances.

Composition of the Compensation Committee

The Compensation Committee is currently composed of the following members of the Board: Alberto Arias (Chair), Steven Dean and Philip Renaud. Both Mr. Dean and Mr. Renaud are considered independent for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). Mr. Arias is not considered to be independent because he indirectly controls ARCM, the investment manager to the ARC Funds, the principal and majority shareholders of the Corporation

All of the current members of the Compensation Committee have significant experience with public companies and ongoing resource sector involvement. Each member of the Compensation Committee has extensive experience and managerial skills that enable them to make decisions on the suitability of the Corporation’s compensation philosophy and practices. The Board is satisfied that the composition of the Compensation Committee ensures an objective process for determining compensation.

When the Compensation Committee considers it necessary or advisable, it may retain, at the Corporation’s expense, outside consultants or advisors to assist or advise the Compensation Committee on any matter within its mandate. The Compensation Committee has the sole authority to retain and to terminate such consultants or advisors. On April 26, 2016, the Compensation Committee engaged the services of Global Governance Advisors (“GGA”), an internationally recognized, independent advisory firm that provides counsel to boards of directors on matters relating to executive compensation and governance. GGA is independent of management, well qualified and represents the interests of shareholders when working for the Compensation Committee and the Board. All work conducted by GGA was pre-approved by the Compensation Committee and GGA did not provide any non-Board approved services to the organization.

During 2016, GGA helped the Compensation Committee by performing a thorough independent review of the Corporation’s executive compensation practices. This included:

•	Reviewing the Corporation’s executive compensation philosophy, peer group and desired pay positioning in the marketplace to ensure alignment with the Corporation’s strategy;
•	Performing a competitive market review of executive compensation levels and design against the competitive marketplace; and
•	Reviewing the Corporation’s key performance indicators (“KPIs”) used to measure annual and long-term incentive pay for executives.

The Compensation Committee reviewed all fees and the terms of consulting services provided by its compensation advisor. The table below sets out the fees billed by GGA for the year ended December 31, 2016 in respect of the services noted above:

Executive Compensation – Related Fees (1)	CAD$	78,915
All Other Fees (2)		Nil
Total Fees	CAD$	78,915

Notes:

(1)	Aggregate fees billed by GGA, or any of its affiliates, for services related to determining compensation for any of the Corporation’s directors and/or executive officers.
(2)	Aggregate fees billed by GGA, or any of its affiliates, that are not reported under (1)

How We Make Compensation Decisions

The Compensation Committee does not have a formal compensation policy. Executive officers are compensated in a manner consistent with their respective contributions to the overall benefit of the Corporation. The Compensation Committee assesses individual performance of the Corporation’s executive officers and makes recommendations regarding their compensation to the Board. Based on these recommendations, the Board makes decisions concerning the nature and scope of the compensation to be paid to the Corporation’s executive officers. The Compensation Committee bases its recommendations to the Board on its compensation philosophy, market analysis of compensation paid for similar positions by similar companies, and the Committee’s assessment of individual performance based on an objective set of performance goals.

The Corporation’s total compensation package is made up of three main elements: (1) base salary or consulting fees, (2) cash bonuses and (3) equity incentives, thereby balancing short term incentives, such as cash bonuses, with long-term incentives, such as RSU grants with staggered vesting periods. The base salary or consulting fees are competitive and not subject to performance risk. The Board has determined that there are no identified risks arising from the Corporation’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Corporation.

The Compensation Committee generally meets annually to deal with compensation issues, or more frequently as needed to address specific issues in respect of executive compensation. The Compensation Committee works with the CEO to evaluate the performance and set the compensation for the other NEOs, including proposed salary adjustments, cash bonuses and equity incentive awards.

Although the Board has delegated certain oversight responsibilities to the Compensation Committee, it retains final authority over the compensation program and process including approval of material amendments to, or adoption of, new equity-based compensation plans and the review and approval of the Compensation Committee’s recommendations regarding executive compensation.

The Corporation has not instituted any policies related to the purchase of, and its directors and NEOs have not purchased, financial instruments such as prepared variable forward contracts, equity swaps, collars or units of exchange funds, which are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the directors and NEOs.

Elements of Total Compensation

Base Salary or Consulting Fees

Base salaries or consulting fees are paid in cash as a fixed amount of compensation for performing day-to-day responsibilities. The base salaries or consulting fees of the Corporation’s executive officers are determined through negotiation of each executive officer’s employment/consulting agreement, with future increases set after considering the target median of the market, prevailing industry demand and performance factors.

For more information on NEOs base salaries or consulting fees, please see the section in this Circular entitled “Employment / Consulting Agreements of NEOs”.

Cash Bonuses

Cash bonus awards are earned for achieving short-term goals and other strategic objectives based on a variety of factors, including the individual’s performance and contributions, improvements in job proficiency, retention risks and concerns, succession requirements and compensation changes in the market.

For more information regarding cash bonus awards issued to NEOs during the fiscal year ended December 31, 2015, please see “Summary Compensation Table”, below.

Equity Incentives

RSU Plan

At the Corporation’s annual and special meeting of shareholders held on June 29, 2012 (the “2012 AGM”), the shareholders approved the adoption of a Restricted Share Unit Plan (the “2012 RSU Plan”). The 2012 RSU Plan was designed to enhance the ability of the Corporation to attract and retain qualified individuals to serve as executives, key employees, consultants and directors (collectively, the “Eligible Participants”) and to promote the alignment of interests between such Eligible Participants on the one hand, and the shareholders of the Corporation on the other hand. In connection with the Corporation’s graduation from the TSX-V and the listing of its Common Shares on the TSX as of July 8, 2013, the shareholders of the Corporation approved an amended and restated Restricted Share Unit Plan on June 12, 2014 (the “2014 RSU Plan”), which incorporated minor, primarily housekeeping changes to the 2012 RSU Plan in order to comply with the rules and policies of the TSX. The Corporation’s 2014 RSU Plan was further amended and approved by shareholders on June 10, 2015 (the “2015 RSU Plan”), increasing the Common Shares reserved for issuance under the 2014 RSU Plan from 5,000,000 to 8,000,000.

Currently, the maximum number of Common Shares reserved for issuance under the 2015 RSU Plan is 8,000,000, which represents 4.9% of the issued and outstanding Common Shares as of May 15, 2017. The Corporation is seeking shareholder approval at the Meeting to amend the provisions of the 2015 RSU Plan in order to set the maximum number of Common Shares reserved for issuance to a rolling 5% of the issued and outstanding Common Shares of the Corporation. Please see “Particulars of Other Matters to be Acted Upon - Approval of Amended Restricted Share Unit Plan”, below.

As of May 15, 2017, the Corporation has 1,539,116 outstanding RSUs under the 2015 RSU Plan, which represents approximately 0.9% of the issued and outstanding Common Shares as of May 15, 2017.

Long-term incentives in the form of RSUs are intended to align the interests of Eligible Participants with those of the Corporation’s shareholders, to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value, and to reduce the cash compensation the Corporation would otherwise have to pay. Generally, grants of RSUs will be made on an annual basis. In granting RSUs, the Compensation Committee considers a number of factors, including the dilutive effect of RSUs on existing shareholders, individual and corporate performance factors, the Compensation Committee’s evaluation of each officer’s ability to influence the long-term success of the Corporation, retention considerations and performance motivation. The Compensation Committee also considers each executive’s existing Stock Option / RSU position when granting additional RSUs.

Set out below is a summary of the principal terms and conditions of the Corporation’s 2015 RSU Plan. (Please note that, with the exception of the change in the maximum number of Common Shares for issuance from a fixed amount of 8 million to a rolling maximum of 5% of issued and outstanding Common Shares from time to time (as set forth under “Particulars of Other Matters to be Acted Upon - Approval of Amended Restricted Share Unit Plan”, above) which affects paragraph 5 below, the amendment to the 2015 RSU Plan for which the Corporation is seeking shareholder approval at the Meeting does not affect the other terms and conditions as set out below.)

1.

The 2015 RSU Plan is administered by the Compensation Committee. Subject to the terms of the 2015 RSU Plan, the Compensation Committee may recommend Eligible Participants to receive awards, the types of awards, the terms and conditions of awards and may interpret the provisions of the 2015 RSU Plan

2.	The RSUs are non-transferable and non-assignable other than by will or the laws of succession.

3.

The 2015 RSU Plan enables the Board to grant awards of RSUs to Eligible Participants (an Eligible Participant who is granted RSUs pursuant to the 2015 RSU Plan is referred to as a “Participant”). RSUs are akin to “phantom stock” that tracks the value of the underlying shares of the Corporation but does not entitle the Participant to the actual underlying Common Shares until such RSUs vest. Upon vesting, the

RSUs are converted on a one-for-one basis into Common Shares. The Board, after considering the recommendation of the Compensation Committee, also has the discretion to stipulate the length of time for vesting and to determine various performance objectives based on certain business criteria as a pre-condition to an RSU vesting.

4.

RSUs shall be granted to Participants at no cost in consideration for past service or as a performance reward. Upon vesting of the RSUs and upon all the conditions of the grant of RSUs being satisfied, the Corporation shall issue Common Shares to the Participant. A Participant is not required to pay any fee to receive Common Shares upon vesting.

5.

Under the 2015 RSU Plan, the maximum number of Common Shares available for issuance upon the vesting of RSUs is 8,000,000 Common Shares. The maximum number of shares issuable under all security-based compensation arrangements, including the 2015 RSU Plan and the Stock Option Plan (as defined herein), shall, in no circumstances, exceed 10% of the issued and outstanding Common Shares, and the maximum number of shares issuable to any one Participant under all security-based compensation arrangements, shall not exceed 5% of the issued and outstanding Common Shares of the Corporation at the date of the grant.

6.	The following insider participation limits shall apply:

(a)

the number of Common Shares issuable to Insiders, at any time, pursuant to the 2015 RSU Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis); and

(b)

the number of Common Shares issued to Insiders, within a one-year period, pursuant to the 2015 RSU Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

7.

For the settlement of RSUs which are not subject to performance vesting conditions, each Participant who continues to be a Participant on a vesting date shall receive within five trading days following the vesting date (each, a “Payout Date”) from the Corporation either: (i) one Common Share for each such vested RSU; or (ii) a lump-sum cash amount equal to the number of such vested RSUs multiplied by the volume weighted average trading price for the Common Shares on the TSX for the five trading days on which the Common Shares traded (the “RSU Share Market Price”) immediately preceding the Payout Date, in both cases net of any applicable withholdings in a manner determined by the Corporation. Subject to the foregoing, the decision as to mode of payment shall be made by the Board in its sole discretion, and a payment of Common Shares or cash, as the case may be, shall not create any obligation for the Board to make a similar payment to any other Participant.

8.

RSUs subject to performance vesting conditions shall be settled as follows: following the end of a financial year, the “Settlement Date” shall be the date on which the Board approves the audited annual financial statements of the Corporation for such financial year. No later than 60 days after the Settlement Date, the Corporation shall pay to a Participant, provided that a termination, other than by reason of death or long-term disability, of such Participant has not occurred prior to the Settlement Date, for all RSUs held by such Participant which have vested at the end of such financial year, either: (i) one Common Share for each such vested RSU, or (ii) a lump-sum cash amount equal to the number of such vested RSUs multiplied by the RSU Share Market Price immediately preceding the Settlement Date, in both cases net of any applicable withholdings in a manner determined by the Corporation. Subject to the foregoing, the decision as to mode of payment shall be made by the Board in its sole discretion, and a payment of Common Shares or cash, as the case may be, shall not create any obligation for the Board to make a similar payment to any other Participant.

9.

Upon the termination of a Participant’s employment or service with the Corporation (other than due to death or long-term disability), any RSUs held by such Participant that have not vested, shall lapse and be cancelled. Upon such cancellation of the RSUs, the Participant shall have no further rights with respect to such an award. In the event of a Participant’s death or long-term disability, all outstanding unvested RSUs of such Participant shall immediately vest.

10.

The Board may, subject to applicable legislation and regulatory requirements, amend certain provisions of the 2015 RSU Plan without shareholder approval. For example, the Board may make: (a) amendments of a “housekeeping” nature such as amending for the purpose of addressing any ambiguity, error or omission in the 2015 RSU Plan, or to correct or supplement any provision of the 2015 RSU Plan that is inconsistent with any other provision of the 2015 RSU Plan; (b) amendments necessary to comply with the provisions of applicable laws; (c) amendments necessary in order for RSUs to qualify for favourable treatment under applicable taxation laws; (d) amendments respecting administration of the 2015 RSU Plan; (e) amendments to the vesting provisions of the 2015 RSU Plan or any RSU; (f) amendments to defined terms in the 2015 RSU Plan; (g) amendments to the settlement provisions of the 2015 RSU Plan or relating to any RSU; (h) amendments necessary to suspend or terminate the 2015 RSU Plan; and (i) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

11.

Shareholder approval will be required for the following types of amendments: (a) amendments to the number of Common Shares issuable under the 2015 RSU Plan, including an increase to a maximum percentage or number of Common Shares; (b) any amendment which increases the number of RSUs that may be issued, or the number of Shares that may be issued or paid upon settlement of RSUs to a Participant who is an Insider; and (c) amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

Stock Option Plan

The Corporation’s Amended and Restated Stock Option Plan (the “Stock Option Plan”) was approved by shareholders on June 12, 2014. Pursuant to the requirements of the TSX, the Corporation must obtain shareholder approval of unallocated options, rights or entitlements under its equity compensation plans every three years if they do not have a fixed maximum of issuable securities. As such, Shareholders will be asked to consider, and, if deemed appropriate, to approve an ordinary resolution, the full text of which is reproduced in the section entitled “Particulars of Other Matters To Be Acted Upon”, approving unallocated options under the Corporation’s existing Stock Option Plan.

The Stock Option Plan is intended to attract, retain and motivate key service providers of the Corporation and its subsidiaries. The Board may from time to time grant to employees, officers, directors and consultants of the Corporation, or any subsidiary thereof, stock options to acquire Common Shares. The options are not assignable or transferable. At no time shall the period during which an option is exercisable exceed five years. Subject to provisions in the Stock Option Plan, which govern the issuance of options to persons performing investor relations activities, the options granted pursuant to the Stock Option Plan have a vesting period of two years as follows: (a) one-third on the day of the grant; (b) an additional one third after one year; and (c) the balance after two years. In no circumstances shall the exercise price of the options granted pursuant to the Stock Option Plan be lower than the Market Price (as defined hereinafter) of the Common Shares at the date of the grant of the options. The aggregate number of Common Shares that may be issued by the Corporation under the Stock Option Plan and the RSU Plan shall, in no circumstances, exceed 10% of the issued and outstanding Common Shares. As of May 15, 2017, the Corporation has no issued and outstanding options.

Set out below is a summary of the principal terms and conditions of the Corporation’s Stock Option Plan:

1.

The Stock Option Plan is administered by the Board. Subject to the terms of the Stock Option Plan, the Board may grant options, determine the number of Common Shares covered by each option, determine the exercise price of each option, determine the time(s) when options will be granted or exercisable, determine if the Common Shares which are issuable on the exercise of an option will be subject to any restrictions upon the exercise of such option, and prescribe the form of the instruments relating to the grant, exercise and other terms of the options. In the event that no specific determination is made by the

Board with respect to any of the following matters, each option shall, subject to any other specific provisions of the Stock Option Plan, contain the following terms and conditions:

a)	the term during which an option shall be exercisable shall be 5 years from the date the option is granted to the optionee; and

b)	the optionee may exercise the option at any time or times during the term of the option.

2.

The options granted under the Stock Option Plan are not assignable except to certain permitted assigns, including a spouse, trustee acting on behalf of the optionee or a holding entity. The options may be exercised on a cumulative basis over their option term, vesting according to the vesting schedule set out in the option agreement pursuant to which the options were granted. In the event that the expiry of an option occurs during a blackout period imposed by management or the Board in accordance with the Corporation’s insider trading policy, the expiry date of such option shall be deemed to be amended to that date which is ten business days following the end of such blackout period (the “Blackout Period Extension”).

3.

The aggregate number of Common Shares issuable upon the exercise of all options granted under the Stock Option Plan and under all other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares as at the date of grant of each option under the Stock Option Plan. If any option granted hereunder shall expire, terminate for any reason in accordance with the terms of the Stock Option Plan or be exercised, Common Shares subject thereto shall again be available for the purpose of the Stock Option Plan.

4.

The option price of any option shall be in no circumstances lower than the Market Price on the date of which the grant of the option is approved by the Board. For clarity, the “Market Price” is defined in the Stock Option Plan as the closing sale price of the Common Shares on the TSX on the trading day prior to the applicable date.

5.

Any optionee may elect to effect a cashless exercise of any or all of such optionee’s right under an option. In connection with any such cashless exercise, the optionee shall be entitled to receive, without any cash payment (other than the taxes required to be paid in connection with the exercise which must be paid by the optionee to the Corporation in cash at the time of exercise), such number of whole Common Shares (rounded down to the nearest whole number) obtained pursuant to the following formula:

	x	=	[a (b – c)] b

where

	x	=	the number of whole Common Shares to be issued

	a	=	the number of Common Shares under option

	b	=	the Market Price of the Common Shares on the date of the cashless exercise

	c	=	the Option Price (as defined in the Stock Option Plan) of the option

In connection with any such cashless exercise, the full number of Common Shares issuable (item (a) in the formula) shall be considered to have been issued for the purposes of the reduction in the number of Common Shares which may be issued under the Stock Option Plan.

6.	No options shall be granted to any optionee if the total number of Common Shares issuable to such optionee under the Stock Option Plan, together with any Common Shares issuable to such optionee under any other share compensation arrangement, would exceed 5% of the issued and outstanding Common Shares at the date of grant.

7.

No options shall be granted to any optionee that is a non-employee director if such grant could result, at any time, in (i) the aggregate number of Common Shares issuable to non-employee directors under the Stock Option Plan, or any other security based compensation arrangement of the Corporation, exceeding 1% of the issued and outstanding Common Shares; or (ii) an annual grant per non-employee director exceeding a grant value of $100,000, which value shall be reasonably determined by the Board.

8.	The following insider participation limits shall apply:

(a)

the number of Common Shares issuable to insiders, at any time, pursuant to the Stock Option Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis); and

(b)

the number of Common Shares issued to insiders, within a one-year period, pursuant to the Stock Option Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis).

9.

Subject to certain sections of the Stock Option Plan and to any express resolution passed by the Board with respect to an option, an option and all rights to purchase Common Shares pursuant thereto shall expire and terminate immediately upon the optionee who holds such option ceasing to be an Eligible Participant. However, if, before the expiry of an option, an optionee ceases to be an Eligible Participant for any reason other than resignation or termination for “cause” of employment, or resignation or failure to be re-elected as a director or if the optionee dies (each being an “Event of Termination”), options that are entitled to be exercised may generally be exercised until the earlier of (i) six months (or one year in the event of death) from the date of the applicable Event of Termination, or (ii) the expiry date of the option (and, subject to the Board’s sole discretion, a further option may be exercised to purchase up to the number of Common Shares that could otherwise have been purchased had the Event of Termination not occurred).

10.

Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Stock Option Plan and may amend the terms and conditions of options granted pursuant to the Stock Option Plan. Provided, however, that if the Board wishes to increase the maximum percentage or extend the term of the option, or reduce the option price of options granted under the Stock Option Plan, shareholder approval will be required.

11.

Without limiting the generality of the foregoing, the Board may make the following amendments to the Stock Option Plan, without obtaining shareholder approval: (a) amendments to the terms and conditions of the Stock Option Plan necessary to ensure that the Stock Option Plan complies with the applicable regulatory requirements; (b) amendments to the provisions of the Stock Option Plan respecting administration of the Stock Option Plan and eligibility for participation under the Stock Option Plan; (c) amendments to the provisions of the Stock Option Plan respecting the terms and conditions on which options may be granted pursuant to the Stock Option Plan, including the provisions relating to the term of the option and the vesting schedule; and (d) amendments to the Stock Option Plan that are of a “housekeeping” nature.

12.

However, the Board may not, without the approval of the Corporation’s shareholders, make amendments with respect to the following: (a) an increase to the Stock Option Plan maximum or the number of securities issuable under the Stock Option Plan; (b) amendment provisions granting additional powers to the Board to amend the Stock Option Plan or entitlements thereunder; (c) an amendment to the option price of an option (if such shareholder approval is required by the stock exchange on which the Common Shares are listed); (d) reduction in the option price of an option or cancellation and reissue of options or other entitlements; (e) extension to the term of options (other than in connection with a Blackout Period Extension); (f) amendments to Eligible Participants that may permit the introduction or re-introduction of non-employee directors on a discretionary basis or amendments that increase limits previously imposed on non-employee director participation; (g) any amendment which would permit options granted under the Stock Option Plan to be transferable or assignable other than current permitted assigns and for normal estate settlement purposes; (h) changes to Insider participation limits; and (i) amendments to the Stock Option Plan amendment provisions.

For more information regarding equity incentive awards granted to NEOs during the fiscal year ended December 31, 2016, please see the “Summary Compensation Table” in this Circular.

Termination and Change of Control Benefits of NEOs

1.

On May 1, 2017, the Corporation entered into an Executive Agreement with Igor Gonzales (the “Gonzales Agreement”) providing for annual compensation of USD$465,000 (the “Gonzales Annual Compensation”) as President and CEO of the Corporation. The Gonzales Agreement also provides for a target annual bonus valued at an amount equal to 100% of the Gonzales Annual Compensation (the “Gonzales Annual Bonus”). The Corporation may terminate the Gonzales Agreement without cause by paying to Mr. Gonzales the amount set out in the chart below based on his period of service as of the Termination Date:

Period of Service	Termination Entitlements
3 months or less	25% of Gonzales Annual Compensation
more than 3 months but less than 12 months	50% of Gonzales Annual Compensation
12 months or more, but less than 24 months	Gonzales Annual Compensation + Gonzales Annual Bonus (calculated on the basis of the bonus paid to Mr. Gonzales in the FY prior to the Termination Date);
24 months or more

(A) Gonzales Annual Compensation + Gonzales Annual Bonus (calculated on the basis of the bonus paid to Mr. Gonzales in the FY prior to the Termination Date);

plus, for each fully completed year of service after the first 24 months:

(B) an additional 25% of Gonzales Annual Compensation + 25% of Gonzales Annual Bonus (calculated on the basis of the bonus paid to Mr. Gonzales in the FY prior to the Termination Date);

with the combined amounts in subparagraph (A) and subparagraph (B) above capped once they reach 24 months of notice or pay in lieu and twenty-four 24 months of bonus.

In the case of termination without cause within 12 months of a change of control, the Gonzales Agreement provides for a severance equal to twice the Gonzales Annual Compensation and twice the Gonzales Annual Bonus (calculated on the basis of the bonus paid the financial year prior to the Termination Date).

2.

On April 13, 2015, the Corporation entered into an Executive Agreement with Mark Brennan (the “Brennan Agreement”) providing for annual compensation of CAD$500,000 as President and CEO of the Corporation. Mr. Brennan resigned as President and CEO of the Corporation effective April 28, 2017 and as a director of the Corporation effective March 29, 2017.

3.

The Corporation entered into an Executive Agreement with Ed Guimaraes (the “Guimaraes Agreement”) dated November 9, 2014, as amended on April 13, 2015, providing for annual compensation of CAD$380,000 (the “Guimaraes Annual Compensation”) as CFO of the Corporation. The Corporation may terminate the Guimaraes Agreement without cause by paying the following to Mr. Guimaraes: (a) 25% of the Guimaraes Annual Compensation if Mr. Guimaraes has been employed for 3 months or less; (b) 50% of the Guimaraes Annual Compensation if Mr. Guimaraes has been employed for more than 3 months but less than 12 months; or (c) 100% of the Guimaraes Annual Compensation if Mr. Guimaraes

has been employed for 12 months or more. In the case of termination without cause within 12 months of a change of control, the Guimaraes Agreement provides for a severance equal to twice the Guimaraes Annual Compensation. Mr. Guimaraes is also entitled to receive any earned, but unpaid, discretionary bonus for the fiscal year prior to the termination date, if, any, to be paid at the same time as such amount is paid to other participants in the bonus plan.

4.

The Corporation entered into an Executive Agreement with Gordon Babcock (the “Babcock Agreement”) dated July 13, 2015, providing for annual compensation of USD$375,000 (the “Babcock Annual Compensation”) as COO of the Corporation. The Corporation may terminate the Babcock Agreement without cause by paying the following to Mr. Babcock: (a) 25% of the Babcock Annual Compensation if Mr. Babcock has been employed for 3 months or less; (b) 50% of the Babcock Annual Compensation if Mr. Babcock has been employed for more than 3 months but less than 12 months; or (c) 100% of the Babcock Annual Compensation if Mr. Babcock has been employed for 12 months or more. In the case of termination without cause within 12 months of a change of control, the Babcock Agreement provides for a severance equal to twice the Babcock Annual Compensation. Mr. Babcock is also entitled to receive any earned, but unpaid, discretionary bonus for the fiscal year prior to the termination date, if, any, to be paid at the same time as such amount is paid to other participants in the bonus plan.

5.

On December 14, 2012, Dia Bras Mexicana entered into a Management and Consulting Agreement with Sergio Ramirez (the “Ramirez Agreement”) providing for an annual salary of USD$300,000 (the “Ramirez Annual Salary”) as General Manager of Dia Bras Mexicana. Dia Bras Mexicana may terminate the Ramirez Agreement upon a written notice of termination of 12 months or payment of the Ramirez Annual Salary. In the case of termination without cause within 12 months of a change of control, the Ramirez Agreement provides for a severance equal to twice the Ramirez Annual Salary.

Performance Graph

The following graph compares the total cumulative shareholder return over the past five fiscal years for $100 invested in Common Shares of the Corporation on December 31, 2011 with the cumulative total return of the S&P / TSX Global Mining Index, assuming where relevant the reinvestment of dividends. The performance of the Corporation’s Common Shares set out below does not necessarily reflect future price performance.

	31-Dec-11	31-Dec-12	31-Dec-13	31-Dec-14	31-Dec-15	30-Dec-16

Sierra Metals Inc.	$ 100.00	$ 89.93	$ 80.90	$ 60.19	$ 38.64	$ 76.54

S&P/TSX Global Mining Index	$ 100.00	$ 98.19	$ 80.79	$ 70.66	$ 52.36	$ 75.62

Global economic downturns in 2012 have had a dramatic negative impact on the financial markets and commodity prices, resulting in a significant drop in share prices for exploration companies and precious metal producers such as the Corporation. Accordingly, in many cases, share price performance is not a true indicator of performance and growth. The Corporation has experienced significant and steady growth in its business and operations over the past five years, evolving from an exploration company to its current position as a polymetallic producer with three operating mines.

As noted above, a number of factors and performance elements are taken into account when determining compensation for the Named Executive Officers, including the development and growth of the Corporation’s operations. Although total cumulative shareholder return is one performance measure that is reviewed, it is not a significant consideration in executive compensation deliberations. As a result, a direct correlation between total cumulative shareholder return over a given period and executive compensation levels is not anticipated.

Summary Compensation Table

The following table sets forth all direct and indirect compensation provided to the Corporation’s NEOs for the fiscal year ended December 31, 2016:

Name and Position	Fiscal period	Salary ($)	Share- based awards ($) (6)	Option -based awards ($)	Non-equity incentive plan compensation ($)		Pension value ($)	Other annual compensation ($)	Total compensation ($)
					Annual	Long term
MARK BRENNAN (1) Former President and Chief Executive Officer	2016	378,787	1,229,663 (7)	Nil	364,229	Nil	Nil	Nil	1,972,679
	2015	281,200	Nil	Nil	215,089	Nil	Nil	Nil	496,289
ED GUIMARAES (2) Chief Financial Officer	2016	287,878	428,897	Nil	285,000	Nil	Nil	Nil	1,001,775
	2015	282,064	503,065	Nil	132,716	Nil	Nil	Nil	917,845
	2014	34,878	22,465	Nil	24,341	Nil	Nil	Nil	81,684
GORDON BABCOCK Chief Operating Officer (3)	2016	375,000	564,198	Nil	375,000	Nil	Nil	Nil	1,314,198
	2015	175,684	74,460	Nil	73,336	Nil	Nil	Nil	323,480

Name and Position	Fiscal period	Salary ($)	Share- based awards ($) (6)	Option -based awards ($)	Non-equity incentive plan compensation ($)		Pension value ($)	Other annual compensation ($)	Total compensation ($)
					Annual	Long term

CARLOS VILLANUEVA Former General Manager, Minera Corona (4)	2016	263,467	Nil	Nil	193,064	Nil	Nil	246,489	703,020
	2015	295,408	70,855	Nil	125,000	Nil	Nil	40,319	531,582
	2014	309,410	93,679	Nil	160,000	Nil	Nil	248,019	811,108
SERGIO RAMIREZ General Manager, Dia Bras Mexicana(5)	2016	300,000	Nil	Nil	114,113	Nil	Nil	Nil	414,113
	2015	300,000	52,500	Nil	120,000	Nil	Nil	Nil	472,500
	2014	300,000	94,200	Nil	231,000	Nil	Nil	Nil	625,200

Notes:

(1)

Mark Brennan served as President and CEO from April 13, 2015 until April 28, 2017. His compensation was paid by the Corporation in Canadian dollars. The conversion from Canadian dollars to US dollars was made at the Bank of Canada average exchange rate of C$1.32 = US$1.00 for 2016 and C$1.28 = US$1.00 for 2015.

(2)

Ed Guimaraes was appointed CFO on November 17, 2014. His compensation is paid by the Corporation in Canadian dollars. The conversion from Canadian dollars to US dollars was made at the Bank of Canada average exchange rate of C$1.32 = US$1.00 for 2016, C$1.28 = US$1.00 for 2015, and C$1.10 = US$1.00 for 2014.

(3)	Gordon Babcock was appointed COO on July 13, 2015. His compensation is paid by the Corporation in US dollars.
(4)

Carlos Villanueva’s affiliation with the Corporation began when the Corporation acquired the majority of Minera Corona on May 26, 2011. Mr. Villanueva retired from his position as General Manager, Minera Corona on December 31, 2016. His compensation was paid by Minera Corona in Peruvian Nuevos Soles. Other annual compensation received by Mr. Villanueva was as a result of the profit sharing pay outs made by Minera Corona in 2014, 2015 and 2016, as well as severance pay of USD$209,000 in 2016. The conversion for all payments is made at the average exchange rate of US$1.00 = S/3.377 for 2016, US$1.00 = S/.3.14 for 2015, and C$1.00 = S/.2.80 for 2014. As previously stated in this Circular, the Corporation owns approximately 82% of Minera Corona and as such pays 82% of the compensation stated in the above Summary Compensation Table.

(5)	Sergio Ramirez was appointed General Manager of Dia Bras Mexicana on December 14, 2012. His compensation is paid by Bolivar Administradores S.A de C.V. (subsidiary of Dia Bras Mexicana) in US dollars.
(6)

Share-based awards in the form of RSUs were granted on April 1, 2014; July 28, 2014; February 12, 2015; April 12, 2015, April 20, 2015, August 19, 2016 and March 31, 2017. The value is calculated based on the closing market price of the securities underlying the RSUs on the date of grant, as follows:

•	April 1, 2014 grant of RSUs: C$1.69
•	July 28, 2014 grant of RSUs: C$1.67
•	February 12, 2015 grant of RSUs: C$1.52
•	April 12, 2015 grant of RSUs: C$1.53
•	April 20, 2015 grant of RSUs: C$1.55
•	August 19, 2016 grant of RSUs: C$2.07
•	March 31, 2017 grant of RSUs: C$3.67

*All amounts in this column are converted to US dollars using the Bank of Canada US dollar/Canadian average exchange rate of C$1.32 = US$1.00 for 2016, C$1.28 = US$1.00 for 2015, and C$1.10 = US$1.00 for 2014.

(7)	All RSUs issued to Mark Brennan in 2016 were subsequently cancelled (prior to vesting) as a result of Mr. Brennan’s resignation on April 28, 2017.

Incentive Plan Awards – Outstanding Share- and Option-Based Awards

The following table sets forth all awards outstanding under incentive plans of the Corporation as at December 31, 2016 for each of the Named Executive Officers:

Option-Based Awards					Share-Based Awards
Named Executive Officer	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($) (1)	Market or payout value of vested share- based awards not paid out or distributed ($)
MARK BRENNAN Former President and CEO	Nil	N/A	N/A	Nil	465,898	$716,231	Nil
ED GUIMARAES CFO	Nil	N/A	N/A	Nil	277,327	$426,338	Nil
GORDON BABCOCK COO	Nil	N/A	N/A	Nil	93,441	$143,647	Nil
CARLOS VILLANUEVA Former General Manager, Minera Corona	Nil	N/A	N/A	Nil	39,779	$61,152	Nil
SERGIO RAMIREZ General Manager, Dia Bras Mexicana	Nil	N/A	N/A	Nil	114,370	$175,822	Nil

Notes:

(1)	This value is calculated based on the closing market price of the securities underlying the RSUs at the end of the most recently completed financial year, which is C$2.06 as at December 31, 2016.
*	Amounts in this table are converted to US dollars using the Bank of Canada US dollar/Canadian noon exchange rate of C$1.34 - US$1.00 at December 31, 2016.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out the value of all incentive plan awards that vested or were earned during the financial year ended December 31, 2016 for each of the Named Executive Officers:

Named Executive Officers	Option-based awards Value vested during the year ($)	Share-based awards Value vested during the year ($)	Non-equity incentive plan compensation - Value earned during the year ($) (4)
MARK BRENNAN Former President and CEO	Nil	Nil	364,229
ED GUIMARAES CFO	Nil	212,135 (1)	285,000
GORDON BABCOCK COO	Nil	Nil	375,000
CARLOS VILLANUEVA General Manager, Minera Corona	Nil	15,368 (2)	193,064
SERGIO RAMIREZ General Manager, Dia Bras Mexicana	Nil	15,454 (3)	114,113

Notes:

(1)	This value is calculated based on the closing market prices of the securities underlying the RSUs as at the dates of vesting, which are C$1.02 on March 1, 2016 and C$2.06 on December 31, 2016.
(2)	This value is calculated based on the closing market price of the securities underlying the RSUs as at the date of vesting, which is C$1.02 on March 1, 2016.
(3)	This value is calculated based on the closing market price of the securities underlying the RSUs as at the date of vesting, which is C$1.02 on March 1, 2016
(4)	Represents bonuses paid during 2016.
*	Amounts in this table are converted to US dollars using the Bank of Canada US dollar/Canadian average exchange rate of C$1.32 = US$1.00 for 2016.

Pension Plan Benefits

The Corporation does not have any form of pension plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with, retirement. The Corporation does not have any form of deferred compensation plan.

Termination and Change of Control Benefits / Termination of Employment, Change in Responsibilities and Employment Contracts

Other than as disclosed above under the heading “Employment / Consulting Agreements of NEOs”, the Corporation and its subsidiaries have no contracts, agreements, plans or arrangements that provide for payments to a Named Executive Officer at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, change in control of the Corporation, or change in a Named Executive Officer’s responsibilities.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for developing the directors’ compensation plan, which is approved by the Board. The objectives of the directors’ compensation plan are to compensate the directors in a manner that is cost effective for the Corporation and competitive with other comparable companies, and to align the interests of the directors with those of the shareholders.

Director Compensation Table

The following table sets forth all amounts of compensation provided to the directors of the Corporation during the most recently completed financial year, with the exception of Mark Brennan, who is a Named Executive Officer:

Director Name	Fees earned ($)	Share-based awards ($) (3)	Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
J. ALBERTO ARIAS (1)	50,000	115,549	Nil	Nil	Nil	Nil	165,549
DOUGLAS CATER	50,000	115,549	Nil	Nil	Nil	Nil	165,549
STEVEN DEAN	150,000 (2)	63,964	Nil	Nil	Nil	Nil	213,964
IGOR GONZALES	50,000	115,549	Nil	Nil	Nil	Nil	165,549
PHILIP RENAUD	150,000	63,964	Nil	Nil	Nil	Nil	213,964
DIONISIO ROMERO	50,000	115,549	Nil	Nil	Nil	Nil	165,549

Notes:

(1)	Representing fees paid directly to ARCM.
(2)	Representing consulting fees paid to Sirocco Advisory Services Ltd.
(3)

Share-based awards in the form of RSUs were granted on August 19, 2016. The value is calculated based on the closing market price of the securities underlying the RSUs on the date of grant, which is C$2.07.

*	Amounts in this table are converted to US dollars using the Bank of Canada US dollar/Canadian average exchange rate of C$1.32 = US$1.00 for 2016.

Director Incentive Plan Awards – Outstanding Share- and Option-Based Awards

The following table sets forth all directors’ share- and option-based awards outstanding as at December 31, 2016, with the exception of Mark Brennan, who is a Named Executive Officer:

Option-Based Awards					Share-Based Awards
Named Executive Officers	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($) (1)	Market or payout value of vested share- based awards not paid out or distributed ($)
J. ALBERTO ARIAS	Nil	N/A	N/A	Nil	122,807	188,792	Nil
DOUGLAS CATER	Nil	N/A	N/A	Nil	122,807	188,792	Nil

Option-Based Awards					Share-Based Awards

Named Executive Officers	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($) (1)	Market or payout value of vested share- based awards not paid out or distributed ($)
STEVEN DEAN	Nil	N/A	N/A	Nil	67,982	104,509	Nil
IGOR GONZALES	Nil	N/A	N/A	Nil	122,807	188,792	Nil
PHILIP RENAUD	Nil	N/A	N/A	Nil	67,982	104,509	Nil
DIONISIO ROMERO	Nil	N/A	N/A	Nil	73,684	113,275	Nil

Notes:

(1)	This value is calculated based on the closing market price of the securities underlying the RSUs at the end of the most recently completed financial year, which is $2.06 as at December 31, 2016.
*	Amounts in this table are converted to US dollars using the Bank of Canada US dollar/Canadian exchange rate of C$1.34 = US$1.00 at December 31, 2016.

Director Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets out the value of all option- and share-based awards that vested during the financial year ended December 31, 2016 for each of the directors, with the exception of Mark Brennan, who is a Named Executive Officer:

Named Executive Officers	Option-based awards Value vested during the year ($)	Share-based awards Value vested during the year ($) (1)	Non-equity incentive plan compensation - Value earned during the year (US$*)
J. ALBERTO ARIAS	Nil	18,978	Nil
DOUGLAS CATER	Nil	18,978	Nil
STEVEN DEAN	Nil	10,505	Nil
IGOR GONZALES	Nil	18,978	Nil
PHILIP RENAUD	Nil	10,505	Nil
DIONISIO ROMERO	Nil	Nil	Nil

Notes:

(1)	This value is calculated based on the closing market price of the securities underlying the RSUs as at the date of vesting, which is C$1.02 on March 1, 2016.
*	Amounts in this table are converted to US dollars using the Bank of Canada US dollar/Canada average exchange rate of C$1.32 = US$1.00 for 2016.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the Corporation’s most recently completed financial year, December 31, 2016, with respect to compensation plans under which equity securities of the Corporation are authorized for issuance:

Plan category	Number of Securities to be issued upon exercise of outstanding options (Common Shares)	Weighted average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders (RSUs)	1,771,876	N/A	1,974,380 (1)
Equity compensation plans approved by security holders (Options)	Nil	N/A	10,181,709 (2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,771,876	N/A	12,156,089 (3)

Notes:

(1)

The maximum number of Common Shares issuable under the RSU Plan is currently 8,000,000. This number reflects the maximum number of RSUs available for issuance under the RSU Plan (after deducting (i) a total of 4,253,744 RSUs exercised as of December 31, 2016 and (ii) 1,771,876 RSUs then outstanding. (This latter figure includes the 465,898 RSUs, formerly held by Mark Brenan, which were subsequently cancelled as a result of his resignation on April 28, 2017).

(2)

The maximum number of Common Shares issuable under the Stock Option Plan and the RSU Plan combined will in no event exceed 10% of the issued and outstanding number of Common Shares (10% of the issued and outstanding number of Common Shares as at December 31, 2016 was 16,207,329) (the “Compensation Security Cap”). This number reflects the maximum number of Common Shares available for issuance under the Stock Option Plan (after deducting (i) zero Options outstanding as at December 31, 2016 and (ii) an aggregate of 6,025,620 RSUs either previously exercised or outstanding under RSU Plan as at December 31, 2016), subject to the Compensation Security Cap and assuming no further RSU issuances.

(3)	Calculated with reference to the Compensation Security Cap.

Please see “Executive Compensation - Equity Incentives” for a description of the Stock Option Plan and RSU Plan.

INDEBTEDNESS TO CORPORATION OF DIRECTORS AND OFFICERS

None of the directors or executive officers of the Corporation, or proposed nominees for election as a director, or their associates have been indebted to the Corporation.

MANAGEMENT CONTRACTS

There are no management functions of the Corporation which are to any substantial degree performed by a person other than the directors or executive officers of the Corporation.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board and senior management of the Corporation consider good corporate governance to be central to the effective and efficient operation of the Corporation.

The fundamental responsibility of the Board is to appoint a competent executive team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls.

The Board believes that good corporate governance improves corporate performance and benefits all shareholders. National Policy 58-201 - Corporate Governance Guidelines provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, NI 58-101 prescribes certain disclosure by the Corporation of its corporate governance practices.

The following report by the Board describes the analysis and disclosure of corporate governance practices of the Corporation.

CORPORATE GOVERNANCE DISCLOSURE

The following information regarding the Corporation’s corporate governance disclosure is given in accordance with NI 58-101.

Board of Directors

The Board consists of a majority of independent directors. The Board is currently comprised of six directors, four of whom are independent for the purposes of NI 58¬-101. Those directors are: Philip Renaud, Douglas Cater, Steven Dean and Dionisio Romero.

Igor Gonzales is not independent as he serves as President and CEO of the Corporation. J. Alberto Arias is deemed not to be independent as he indirectly controls ARCM, the investment manager to the ARC Funds, the principal and majority shareholders of the Corporation. Mr. Arias has no relationship with the Corporation other than as a director.

The Board has a written Board Mandate, the full text of which is set out in Schedule A to this Circular. The Board is responsible for the stewardship of the business and affairs of the Corporation and has a duty to act honestly and in good faith with a view to the best interests of the Corporation. The Board seeks to discharge this responsibility by delegating to senior management the responsibility for day to day management of the Corporation and acts directly and indirectly through its committees: Nomination Committee; Compensation Committee; Corporate Governance Committee; Health, Safety, Environmental and Technical Committee; Corporate Strategy Committee; and Audit Committee. The Board’s primary responsibilities include:

•	adopting of a strategic planning process for the Corporation, which includes the annual review of a business plan and budget presented by senior management;

•	identifying the principal risks of the Corporation’s business and ensuring the implementation of appropriate systems and management of these risks;

•	succession planning including the appointment, training and monitoring of senior management;

•	ensuring appropriate communications policies for communications with shareholders and others; and

•	maintaining the integrity of the Corporation’s internal control and management information systems.

Directorships

The following directors are presently directors of other reporting issuers:

Director	Issuer
Igor Gonzales

Hudbay Minerals Inc. (TSX)

Sociedad Minera Corona S.A. (Lima Stock Exchange)

Compania de Minas Buenaventura S.A. (New York Stock Exchange; Lima Stock Exchange)

Sociedad Minera el Brocal S.A.A. (Lima Stock Exchange)

J. Alberto Arias	Largo Resources Ltd. (TSX-V)
Steven Dean	Atlantic Gold Corp. (TSX-V) Oceanic Iron Ore Corp. (TSX-V)
Philip Renaud	Diagnos Inc. (TSX-V) Kane Biotech Inc. (TSX-V)
Dionisio Romero

Credicorp Ltd. (New York Stock Exchange; Lima Stock Exchange)

Banco de Credito del Peru (Lima Stock Exchange)

Banco de Credito de Bolivia (Bolivia Stock Exchange)

El Pacifico Vida Compañía de Seguros y Reaseguros S.A. (Lima Stock Exchange)

Alicorp S.A.A. (Lima Stock Exchange)

Inversiones Centenario S.A.A. (Lima Stock Exchange)

Cementos Pacasmayo S.A.A. (Lima Stock Exchange)

Board Meetings

The independent directors do not, at this time, hold separate meetings at which management is not in attendance. The Board facilitates open and candid discussion among its independent directors by encouraging such members to have discussions with the Board members who are not independent directors.

The Corporation held seven Board meetings and four Audit Committee meetings during the year ended December 31, 2016. Due to the various global locations of the Corporation’s directors, Board members often attend via telephone conference call. Due to travel and business conflicts, Douglas Cater was unable to attend one Board meeting and Dionisio Romero was unable to attend two Board meetings. All other directors attended all of the meetings referenced above.

Position Descriptions

The Board has not adopted written position descriptions for the Chairman of the Board or the Chairman of each Board committee, on the basis that the role of the Chairman of the Board, J. Alberto Arias, and the role of the Chairman of each Committee, is well understood by all of the directors. The Board also has not adopted a written position description for the President and CEO, Igor Gonzales, on the basis that his role and responsibilities are well understood by Mr. Gonzales and by the other directors.

Orientation and Continuing Education

The Board does not have a formal orientation and education program for new directors. New Board members are invited to visit the sites of the Corporation’s operations in order to enhance their understanding of the Corporation. In addition, Management ensures that new Board members receive the appropriate written materials to fully apprise him or her of the duties and responsibilities of a director pursuant to applicable law and policy. Each new director brings a different skill set and professional background, and with this information, the Board is able to determine what orientation to the nature and operations of the Corporation’s business will be necessary and relevant to each new director.

Ethical Business Conduct

The Board expects management to operate the business of the Corporation in a manner that enhances shareholder value and is consistent with the highest level of integrity. Accordingly, the Board has adopted a Code of Business Conduct & Ethics to assist all employees, officers, directors, agents and contractors of the Corporation to maintain the highest standards of ethical conduct in corporate affairs. In addition, the Board must comply with conflict of interest provisions in Canadian corporate law, including relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest. A copy of the Code of Business Conduct & Ethics is available on the Corporation’s website at www.sierrametals.com.

Nomination of Directors

The Board has a Nomination Committee chaired by J. Alberto Arias, which also currently includes Douglas Cater and Igor Gonzales. The overall purpose of the Nomination Committee is to assist the Board in establishing the process for identifying, recruiting and/or providing ongoing development for directors and senior management of the Corporation. The Nomination Committee considers the size of the Board each year when it determines the number of directors to recommend to shareholders for election at the annual meeting of shareholders, taking into account the number of directors required to carry out the Board’s duties effectively and to maintain a diversity of view and experience. In that regard, the Nomination Committee considers what competencies and skills the directors as a group should possess when assessing the competencies and skills of the existing and any proposed directors, and when considering the appropriate size of the Board.

Compensation Committee

The Compensation Committee is currently composed of three Board members: J. Alberto Arias (Chair), Steven Dean and Philip Renaud, the majority of whom are independent directors. The overall purpose of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities in relation to compensation by developing, monitoring and assessing the Corporation’s approach to the compensation of its directors, senior management and employees. For more detailed information regarding the Compensation Committee and its responsibilities, please see the section entitled “Executive Compensation Discussion and Analysis”, above.

Corporate Governance Committee

The Corporation’s Corporate Governance Committee is composed of Steven Dean (Chair), Philip Renaud and Douglas Cater, all of whom are independent directors. The overall purpose of the Corporate Governance Committee is to assist the Board in maintaining high standards of corporate governance by developing, recommending and monitoring effective guidelines and procedures applicable to the Corporation, including keeping informed of legal requirements and trends regarding corporate governance, monitoring and assessing the functioning of the Board and the committees of the Board, and developing, implementing and monitoring good corporate governance policies and practices.

Health, Safety, Environmental and Technical Committee

The Health, Safety, Environmental and Technical Committee (“HSET Committee”) is currently composed of J. Alberto Arias (Chair) and Igor Gonzales. The overall purpose of the HSET Committee is to assist the Board in its oversight responsibilities relating to the Corporation’s establishment of health, safety and environmental policies for its mining operations and to review their appropriateness on an ongoing basis to reflect the Corporation’s commitment to the health and safety of workers at its sites; and the Corporation’s commitment to environmental stewardship, public responsibility, social progress and economic growth. The HSET Committee also is charged with the responsibility for reviewing the technical aspects of the Corporation’s exploration, development, permitting, construction and mining programs and, in the HSET Committee’s discretion, make recommendations to the Board for consideration.

Corporate Strategy Committee

The Corporate Strategy Committee is currently composed of J. Alberto Arias (Chair), Steven Dean and Philip Renaud, and is responsible for the establishment of formal procedures and routines to facilitate Board involvement in strategic matters.

Audit Committee

The Audit Committee is currently composed of three Board members: Douglas Cater (Chair), Philip Renaud and Igor Gonzales, the majority of whom are independent directors. All members of the Audit Committee meet the financial literacy requirements of National Instrument 52-110 – Audit Committees (“NI 52-110”). Mr. Gonzales is no longer considered independent for the purposes of the Audit Committee because he was appointed President and CEO of the Corporation on May 1, 2017. The Corporation is relying on the exemption set out in Section 3.4 of NI 52-110, which allows Mr. Gonzales to be exempt from the independence requirement until the date that is six months from the occurrence of the event that caused him not to be independent, being November 1, 2017. The Corporation expects to find his replacement on the Audit Committee as soon as possible, and in any event prior to the expiry of the grace period. The Board has determined the reliance on this exemption will not materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of NI 52-110.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial reporting and controls responsibilities to the shareholders of the Corporation and the investment community. The external auditors will report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities are:

•

overseeing the integrity of the Corporation’s financial statements and reviewing the financial reports and other financial information provided by the Corporation to any governmental body or to the public;

•

recommending the appointment and reviewing and appraising the audit efforts of the Corporation’s external auditors, overseeing the external auditors’ qualifications and independence and providing an open avenue of communication among the external auditors, the Corporation’s financial and senior management and the Board; and

•	monitoring the Corporation’s financial reporting process and internal controls, its management of business and financial risk, and its compliance with legal, ethical and regulatory requirements.

For further information regarding the Audit Committee, please see “Audit Committee Information” in the Corporation’s Annual Information Form for the financial year ended December 31, 2016 (the “AIF”), which is available on SEDAR at www.sedar.com.

Other Board Committees

The Board does not have any standing committees other than those disclosed above.

Assessments

The mandate of the Chairman of the Board, in consultation with the independent directors, includes overseeing the effective functioning of the Board, which includes a periodic review of the effectiveness of the Board as a whole and of the composition of the Board. To date, given the small size of the Board and the frequency at which its meetings are held, the Board has not found it necessary to institute any formal process in order to satisfy itself that the Board, its committees and its individual directors are performing effectively.

Director Term Limited and Other Mechanisms of Term Renewal

The Corporation has not adopted director term limits for directors on the Board, as it may arbitrarily require the premature retirement of skilled and valuable directors. The Board believes that it can achieve the desired goal of Board renewal through its current processes of annually reviewing, the appropriate experience, skills and characteristics of the existing and any proposed directors, with regard to the appropriate size of the Board and diversity, gender, age, expertise and experience (industry, professional and public service), on the recommendation of the Nominating Committee. The Chairman, along with the independent directors, have been tasked with overseeing the effective functioning of the Board, which includes a periodic review of the effectiveness of the Board as a whole and of the composition of the Board. As a result, the Board has added four new directors since 2012.

Representation of Women on Board and Executive Officer Positions

The following is a summary of the Corporation’s approach to the representation of women on the Board and in executive officer positions as required by NI 58-101 and as guided by CSA Multilateral Staff Notice 58-307 Staff Review of Women on Boards and in Executive Officer Positions.

The Board does not have a written policy on the identification and nomination of female candidates for the Board or for appointment of officers, nor does it have a target for the number of women in these roles.

Currently, none (0%) of the directors on the Board are female. Prior to her resignation effective April 12, 2015, Audra Walsh was President, CEO and a director of the Corporation from July 2014. The Board will consider the level of female representation when determining candidates for nomination to the Board. However, the Board does not believe that specific targets or quotas for female candidates are necessary or practical as it strives to ensure that Board members, regardless of gender, possess the appropriate talents, skills, character and experience, including financial and risk management experience to oversee the Corporation’s business.

Currently, female representation in management of the Corporation includes the Corporate Secretary, which represents approximately 13% of the management team. Assessments of candidates for executive and senior management positions include education, experience and qualifications to seek the most qualified individuals, regardless of gender. However, consistent with past practice, the Board will continue to consider diversification, including female representation, as it reviews future Board and management changes.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Approval of Amended Restricted Share Unit Plan

On May 15, 2017, the Board of the Corporation approved, and the Corporation is seeking shareholder approval at the Meeting for, an amendment to the maximum number of Common Shares reserved for issuance under the 2015 RSU Plan from a maximum of 8,000,000 Common Shares to a rolling maximum of 5% of the issued and outstanding Common Shares of the Corporation from time to time. Therefore, if the Corporation issues additional Common Shares in the future, the number of Common Shares issuable under the 2017 RSU Plan will increase accordingly. If any RSUs shall expire, cancel or terminate for any reason in accordance with the terms of the proposed amended 2017 RSU Plan (the “2017 RSU Plan”), or be vested or exercised, Common Shares subject thereto shall again be available for issuance under the 2017 RSU Plan. The proposed amended 2017 RSU Plan is attached to this Circular as Schedule B.

As at May 15, 2017, this amendment would represent an increase of 0.1% from 4.9% to 5% of the issued and outstanding Common Shares. As at May 15, 2017, the Corporation has 1,539,116 outstanding RSUs under the 2015 RSU Plan, which represents approximately 0.9% of the issued and outstanding Common Shares. Please see “Executive Compensation - Elements of Total Compensation - Equity Incentives - RSU Plan”, above, for a description of the other elements of the 2015 RSU Plan. The maximum number of Common Shares issuable under the 2017 RSU Plan and under all other share compensation arrangements continues to be 10% of the issued and outstanding Common Shares as at the date of grant of the applicable award.

In accordance with the requirements of the TSX, at the Meeting, shareholders will be asked to ratify, confirm and approve the 2017 RSU Plan in substantially the same form attached as Schedule B to this Circular in accordance with the following resolution.

“BE IT RESOLVED THAT:

1.

Sierra Metals Inc. (the “Corporation”)’s restricted share unit plan (the “2017 RSU Plan”), in the form attached to the Corporation’s management Information Circular dated May 15, 2017 as Schedule B, be and the same is hereby ratified, confirmed and approved, and the Corporation’s restricted share unit plan which was approved by the shareholders of the Corporation on June 10, 2015, is hereby replaced by the 2017 RSU Plan, subject to applicable regulatory approval;

2.

the amendment in the maximum number of common shares of the Corporation issuable upon the vesting of restricted share units from a maximum of 8,000,000 to a rolling maximum of 5% of the issued and outstanding common shares of the Corporation from time to time is hereby approved;

3.	the form of the 2017 RSU Plan may be amended in order to satisfy the requirements or requests of any regulatory authorities without requiring further approval of the shareholders; and

4.	any unallocated restricted share units or other entitlements with respect to treasury issuances under the 2017 RSU Plan, as may be amended from time to time, be and are hereby approved;

5.

the Corporation is authorized to continue granting restricted share units in accordance with the terms and conditions of the 2017 RSU Plan until June 14, 2020, being the date that is three years from the date where shareholder approval is being sought; and

6.

any one director or officer of the Corporation, be, and each of them is hereby, authorized and directed for and on behalf and in the name of the Corporation, to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to give effect to this resolution.”

The directors of the Corporation believe the 2017 RSU Plan is in the Corporation’s best interests and unanimously recommend that the shareholders approve the 2017 RSU Plan. To be approved, the resolution must be passed by a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting. Unless directed to vote against such resolution, the persons named in the Form of Proxy intend to vote FOR the resolution set forth above.

Approval of Unallocated Options under the Stock Option Plan

The Corporation’s Stock Option Plan was approved by shareholders on June 12, 2014. The Stock Option Plan is described under “Executive Compensation - Elements of Total Compensation - Equity Incentives – Stock Option Plan”, above.

Pursuant to the requirements of the TSX, the Corporation must obtain shareholder approval of unallocated options, rights or entitlements under its equity compensation plans every three years if they do not have a fixed maximum of issuable securities. The Stock Option Plan is a “rolling plan” that provides that the maximum number of Common Shares issuable upon the exercise of options granted thereunder and under all other share compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares as at the date of grant. Therefore, if the Corporation issues additional Common Shares in the future, the number of Common Shares issuable under the Stock Option Plan will increase accordingly. As of May 15, 2017 the Corporation has no issued and outstanding options.

If, at the Meeting, the shareholders do not approve all unallocated options under the Stock Option Plan, the Corporation will not be able to issue any options until such time as shareholder approval is obtained. As such, Shareholders will be asked to consider, and, if deemed appropriate, to approve an ordinary resolution, the full text of which is reproduced below.

RESOLVED THAT:

1.	Any unallocated stock options or other entitlements under the Stock Option Plan, as may be amended from time to time, be and are hereby approved;

2.

The Corporation is authorized to continue granting stock options in accordance with the terms and conditions of the Stock Option Plan until June 14, 2020, being the date that is three years from the date where shareholder approval is being sought; and

3.	Any director or officer of the Corporation is authorized to execute and deliver all other documents and do all other acts and things as may be necessary or desirable to give effect to this resolution.

To be approved, the resolution must be passed by a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting. Unless directed to vote against such resolution, the persons named in the Form of Proxy intend to vote FOR the resolution set forth above.

OTHER BUSINESS

Management is not aware of any matters to come before the Meeting other than those set forth in this Circular. If any other matter properly comes before the Meeting, the persons named in the Form of Proxy will vote the shares represented thereby in accordance with their best judgment on such matter.

REGISTRAR AND TRANSFER AGENT

Computershare Investor Services Inc., at 100 University Ave., 8th Floor, Toronto, Ontario, M5J 2Y1, is the registrar and transfer agent for the Corporation’s Common Shares.

SHAREHOLDER PROPOSALS FOR NEXT MEETING

In accordance with the Canada Business Corporations Act, which governs the Corporation, shareholder proposals must be received by January 31, 2018 to be considered for inclusion in the proxy statement and the form of proxy for the 2018 annual meeting of shareholders.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at WWW.SEDAR.COM.

Financial information relating to the Corporation is provided in the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2016 and the related management’s discussion and analysis (the “MD&A”). Shareholders who wish to obtain a copy of the financial statements and MD&A of the Corporation may contact the Corporation as follows:

By phone: By e-mail: By mail:	416-366-7777 info@sierrametals.com SIERRA METALS INC. 79 Wellington Street West, Suite 2100 P.O. Box 157 Toronto, ON M5K 1H1

BOARD APPROVAL

The Board has approved the content and distribution of this Circular.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Igor Gonzales

IGOR GONZALES

PRESIDENT & CEO

May 15, 2017

SCHEDULE A

BOARD MANDATE

It is the responsibility of the Board of Directors (the “Board”) of Sierra Metals Inc. (the “Company”) to oversee the management of the business and affairs of the Company. The management of the day-to-day operations of the Company is delegated to the Chief Executive Officer (“CEO”) and the other senior executives of the Company (collectively, “Management”) under the stewardship of the Board.

In carrying out its duties, Board members shall: (1) provide Management with sound business guidance, calling upon the varied experiences and expertise of its members; (2) act honestly and in good faith with a view to the best interests of the Company; and (3) exercise the level of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Chairman, Composition and Quorum

The Board shall be comprised of a minimum of one member and a maximum of 15 members, the majority of which shall be, in the determination of the Board, “independent” for the purposes of National Instrument 58-101 Disclosure of Corporate Governance Practices. Each Board member shall satisfy the independence and experience requirements, if any, imposed by applicable securities laws, rules or guidelines, any applicable stock exchange requirements or guidelines and any other applicable regulatory rules.

The Chairman of the Board shall be elected by vote of a majority of the full Board, on the recommendation of the Nomination Committee. The Chairman of the Board, with the assistance of the Lead Director (who shall be an independent director), if any, shall chair Board meetings and be responsible for overseeing the performance by the Board of its duties, for setting the agenda of each Board meeting (in consultation with the CEO), for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for ensuring the Board works as a cohesive team and providing the leadership essential to achieve that.

Meetings

Meetings will be scheduled to facilitate the Board carrying out its responsibilities. Additional meetings will be held as deemed necessary by the Chairman of the Board. The time and place of the meetings, the calling of the meetings and the procedure of all things at such meetings shall be determined by the Board in accordance with the Company’s articles, by-laws and applicable laws. The independent directors of the Board shall hold regularly scheduled meetings at which non-independent directors and Management are not in attendance. Any director of the Company may request the Chairman of the Board to call a meeting of the Board.

Meetings of the Board shall be validly constituted if a majority of the members of the Board is present in person or by tele- or video-conference. A resolution in writing signed by all members of the Board entitled to vote on that resolution at a meeting of the Board is as valid as if it had been passed at a meeting of the Board duly called and held.

To fulfil its responsibilities and duties, the Board shall be responsible for, amongst other things, the following:

Providing Guidance, Direction and Governance

•

Ensuring that professional, technical, financial input and business know-how is forthcoming from members of the Board who have extensive and successful experience in their business or professional careers;

•

Ensuring that professional, technical, financial input and industry know-how is forthcoming from members of the Board who have established experience in one or more natural resource or extractive industries;

•	Providing community and corporate governance input commensurate with contemporary corporate practice to assist the Board and Management when making decisions;

1

•	Providing guidance and direction to Management in pursuit of the Company’s goals and strategic plans;
•	Setting the tone for a culture of integrity and sound business decisions throughout the Company.

Appointing and Evaluating Management, Compensation and Succession Planning

•	Selecting, setting goals for, monitoring the performance and competence of, and planning for the succession of the CEO;
•	Ensuring that appropriate succession planning, training and monitoring is in place for Management generally;
•	Approving the corporate objectives which form the basis for Management’s incentive compensation;
•	With the advice of the Compensation Committee, approving the compensation of the Management team and approving an appropriate compensation program for the Company’s personnel.

Strategic Planning

•	Adopting and implementing a strategic planning process which takes into account, amongst other things, the opportunities and risks of the business;
•	Assessing the principal risks of the Company’s business and ensuring the implementation of appropriate systems to identify and manage those risks.

Ethics and Social Responsibility

•	Satisfying itself as to the integrity of the CEO and the other senior officers and satisfying itself that they create and maintain a culture of integrity throughout the Company;
•	Approving the Company’s Code of Business Conduct and Ethics (the “Code”) and monitoring compliance with the Code and the resolution of complaints related to the Code;
•	Approving the Company’s major policies and practices relating to social responsibility.

Disclosure and Financial Reporting

•

Approving annual and quarterly reports, including the financial statements and related regulatory filings of the Company prior to their filing with applicable regulatory agencies and their release to the public;

•	Adopting a Disclosure of Information Policy for the Company and monitoring its implementation;
•	Overseeing the policies and procedures implemented by Management to ensure the integrity of the Company’s internal controls, financial reporting and Management information systems;
•	Ensuring that mechanisms are in place for the Board to receive feedback from stakeholders.

Governance

•	Developing the Company’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Company;
•	Monitoring the composition of the Board and identifying the competencies and skills required by the Board as a whole;
•	Meeting regularly in the absence of Management and taking other reasonable steps to maintain the independence of the Board from Management;
•	Adopting an appropriate, formal orientation program for new directors and ongoing education sessions on the various business units and strategies of the Company for all directors;

2

•

Establishing and appointing Board committees, however designated, and delegating to any such Board committees any of the powers of the Board except those pertaining to items which, under the Canada Business Corporations Act, a Board committee has no authority to exercise;

•

Determining whether or not individual directors meet the requirements for independence set out in the rules of the stock exchange and securities regulatory authorities to which the Company is subject, and making such disclosures as are required with respect to that determination.

In carrying out its responsibilities, the Board will conform to the following policies:

Decisions Requiring Board Approval

The Board may delegate to the CEO or other officers the authority to approve individual commitments and expenditures for any corporate purpose on such terms as the Board considers appropriate. The Board retains responsibility for approving expenditures beyond those delegated limits, significant changes in the Company’s affairs such as approval of major capital expenditures, new debt financing arrangements and significant investments, acquisitions and divestitures. No securities can be issued without the authorization of the Board and the Board must specifically authorize the purchase, redemption or other acquisition of shares issued by the Company.

Measures for Receiving Feedback from Security Holders

The Company has an investor relations department which is responsible for communications with investors. Investors have the opportunity to provide feedback to the Company via the investor relations group through email at the Company’s website, through direct or telephone contact with the investor relations officer (a contact person is identified in each press release) and through regular mail service. In addition, the Company regularly has face-to-face meetings with investment analysts and institutional investors where feedback is provided directly to the investor relations officer and Management present at the meeting. The investor relations department responds to all investor enquiries in a timely manner either directly, or by passing the request along to the appropriate department in the Company for their response. Investor feedback is evaluated by the Vice-President of Investor Relations and summarized for Management. This evaluation takes into account the nature and frequency of the feedback and the sensitivity of the subject under discussion. Significant shareholder comments and analysts’ reports on the Company are reported to the Board.

Expectations of Management

The day-to-day management of the Company and its operations is the responsibility of Management under the direction of the CEO. The Board expects Management to manage and maintain the Company’s operations efficiently and safely. The Board has adopted a Code of Business Conduct and Ethics that requires each staff employee to maintain the highest ethical standards of behaviour while conducting the Company’s business.

Director Orientation and Education

The Board will ensure that all new directors receive a comprehensive orientation. New directors will be provided with a copy of the Company’s key policies, codes and mandates. The Board will encourage and provide continuing education opportunities to directors including regularly scheduled briefings on the Company’s operations, business and key issues.

This Board Mandate was approved by the Board of Directors of Sierra Metals Inc. on October 24, 2014.

3

SCHEDULE B

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

SIERRA METALS INC.

RESTRICTED SHARE UNIT PLAN

June 14, 2017

1.

Purpose. This Restricted Share Unit Plan is intended to enhance the ability of Sierra Metals Inc. and its subsidiary companies, if any (collectively, “Sierra”) to attract and retain qualified individuals to serve as executives, key employees, consultants and directors of Sierra and to promote the alignment of interests between such executives, key employees, consultants and directors on the one hand, and the shareholders of Sierra, on the other hand.

2.	Definitions. As used in this Plan, the following terms shall have the following meanings:

(a)	“Board” means the Board of Directors of Sierra.

(b)	“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may from time to time be responsible for matters relating to compensation.

(c)

“Company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

(d)

“Consultant” means an individual (other than an employee or a director of Sierra) or Company that (i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to Sierra, other than services provided in relation to a distribution of securities; (ii) provides the services under a written contract between Sierra and the individual or a Company, as the case may be; and (iii) spends or will spend a significant amount of time and attention on the affairs and business of Sierra.

(e)	“Sierra” means Sierra Metals Inc. or any successor, together with its subsidiaries, if any, and any corporation related to Sierra Metals Inc.

(f)	“Effective Date” means the effective date of the Plan set out in section 3.

(g)	“Eligible Participant” means any executive, key employee, Consultant or director of Sierra who is eligible to participate in the Plan.

(h)	“Fundamental Transaction” means a transaction referred to in section 14.

(i)	“Insider” has the meaning set forth in the applicable rules of the TSX.

(j)

“Long-Term Disability” means a permanent disability due to a medical condition, whether physical or mental, that prevents a Participant from performing his or her employment duties or contractual obligations with Sierra due to an absence from work or inability to perform for a period that exceeds 26 weeks and is expected to be permanent; as certified by a medical doctor selected by Sierra, unless such certification is waived by the Committee.

(k)

“Market Price” of a Share, on a particular date, means the volume weighted average trading price for the Shares on TSX (or, if the Shares are not then listed and posted for trading on the TSX, on such stock exchange in Canada on which the Shares are then listed and posted for trading as may be selected for such purpose by the Board) for the five trading days on which the Shares traded immediately preceding such date. In the event that the Shares are not listed and posted for trading on any stock exchange in Canada, the Fair Market Value shall be the market price of the Shares as determined by the Board in its discretion, acting reasonably and in good faith.

(l)	“Participant” means an Eligible Participant who is granted RSUs pursuant to the Plan.

(m)	“Person” means a Company or an individual.

(n)	“Plan” means this Sierra Metals Inc. Restricted Share Unit Plan, as it may be amended from time to time.

(o)	“Restricted Share Unit” or “RSU” means a bookkeeping entry, equivalent in value to one Share, credited to the account of a Participant in accordance with the provisions hereof.

(p)	“Settlement Date” has the meaning specified in section 13.

(q)

“Shares” means common shares in the capital of Sierra Metals Inc. as constituted at the date hereof, and any shares or other securities into which such common shares may be changed, reclassified, subdivided, consolidated or converted.

(r)	“Termination” means the cessation of employment or contract of a Participant with Sierra.

(s)	“Trading Day” means any date on which the TSX is open for trading of Shares and on which at least a board lot of Shares actually traded.

(t)	“TSX” means the Toronto Stock Exchange and any other stock exchange on which the Shares are listed for trading.

(u)	“Vesting Conditions” means the corporate, financial and/or business objectives, as applicable, which must be attained in order for RSUs to become vested and payable.

(v)	“Vesting Date” means the date the RSUs of a Participant becomes vested in accordance with section 9.

(w)	“Vesting Period” means the period commencing on the grant date of any RSU made to a Participant and ending on the date such RSU becomes vested.

3.

Effective Date. The Plan shall, subject to the obtaining of all required regulatory and shareholder approvals, be effective as of the financial year of Sierra which commenced on January 1, 2012 and shall apply to RSUs granted after such date.

4.

Maximum Number of Shares. The maximum number of Shares that may be issued under RSUs granted by Sierra to all Participants under this Plan shall not exceed 5% of the number of the issued and outstanding Shares at the time of grant. If any RSUs shall expire, cancel or terminate for any reason in accordance with the terms of this Plan, or be vested or exercised, Shares subject thereto shall again be available for the purpose of this Plan. The aggregate number of Shares that may be issued by Sierra under this Plan and the Stock Option Plan and other security based compensation arrangements of the Corporation shall, in no circumstances, exceed 10% of the issued and outstanding Shares at the time of grant of the applicable award.

5.

Administration of the Plan. The Plan shall be administered by the Committee. The Committee is authorized to interpret and construe the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination and perform all other acts that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, rectify any omission and reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. Any decision of the Committee in the interpretation, construction and administration of the Plan, or any action, all as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned for all purposes. Neither the Committee, any member thereof, or any director, officer or employee of Sierra, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. The expenses of administering the Plan shall be borne by Sierra.

6.

Grant of RSUs. The Board, upon the recommendation of the Committee after consultation with the Chief Executive Officer of Sierra, may in its sole discretion grant RSUs to Participants of Sierra from time-to-time in lieu of salary, bonus or other similar arrangement. Following a grant of RSUs, Sierra shall notify each Participant in writing of the number of RSUs granted to such Participant and of the Vesting Conditions, if any, relating thereto. Sierra shall maintain an RSU account for each Participant among its records and shall record in such account all RSUs granted to a Participant. Participation of a Participant under this Plan shall be voluntary. A grant of RSUs to a Participant shall not create any obligation for the Board to grant additional RSUs to such Participant or to grant RSUs to any other Participant.

7.	Non transferability. The RSUs are non-transferable and non-assignable.

8.	Restrictions.

(a)

The maximum number of Shares which may be reserved for issuance pursuant to the Plan, any other stock option plan or as incentive stock options adopted by Sierra to any one Eligible Participant shall not exceed 5% of the number of issued and outstanding Shares at the date of the grant.

(b)	The following Insider participation limits shall apply:

(i)

The number of Shares issuable to Insiders, at any time, pursuant to the Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis); and

(ii)

The number of Shares issued to Insiders, within a one-year period, pursuant to the Plan and other share compensation arrangements shall not exceed 10% of the issued and outstanding Shares (on a non-diluted basis).

For the purposes of this section 8, the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other compensation or incentive mechanisms, over a preceding one-year period.

9.

Vesting Periods and Conditions. Subject to section 8, RSUs granted under this Plan shall vest on the dates and in the proportions determined by the Committee and approved by the Board. Notwithstanding the foregoing, the Board may, in its sole discretion, upon the recommendation of the Committee after consultation with the Chief Executive Officer of Sierra, establish Vesting Conditions in respect of any such RSUs, which Vesting Conditions may be based on corporate, financial and/or business objectives of Sierra. In the event that the Board establishes Vesting Conditions in respect of RSUs granted to a Participant, the Board shall not be under any obligation to establish Vesting Conditions in respect of RSUs granted to any other Participant.

10.	Vesting of RSUs.

(a)

Subject to paragraph (b) below and to section 11, at the end of a Vesting Period, all RSUs granted to a Participant in respect of such Vesting Period shall become vested, subject to compliance with Vesting Conditions, if any. All RSUs in respect of which Vesting Conditions are not met at the end of a Vesting Period shall automatically lapse and be cancelled.

(b)

In the event of a Participant’s death or Long-Term Disability prior to the end of a Vesting Period, all outstanding unvested RSUs of such Participant shall immediately vest, whether or not the Vesting Conditions (if any) have been met.

11.

Termination. In the event of a Participant’s Termination prior to the end of a Vesting Period, other than by reason of death or Long-Term Disability, all RSUs held by such Participant, whether vested or not, shall lapse and be cancelled, unless otherwise determined by the Board, in its sole discretion. Any such cancellation shall be as of the date on which: (i) in the event of Termination at the initiative of Sierra, the Participant is advised of the Termination by Sierra, with or without cause, or (ii) in the event of Termination at the initiative of the Participant, Sierra is advised of the Termination by the Participant, in both cases without taking into account any applicable notice period or severance payments made in lieu of such notice.

12.

Settlement of Restricted Share Units not Subject to Vesting Condition. Each Participant who continues to be an Eligible Participant on a Vesting Date shall receive within 5 Trading Days following the Vesting Date (each a “Payout Date”) from Sierra either: (i) one Share for each such vested RSU; or (ii) a lump-sum cash amount equal to the number of such vested RSUs multiplied by the Market Price of the Shares on the Payout Date, in both cases net of any applicable withholdings in a manner determined by Sierra. Subject to the foregoing, the decision as to mode of payment shall be made by the Board in its sole discretion, and a payment of Shares or cash, as the case may be, shall not create any obligation for the Board to make a similar payment to any other Participant. Any Shares issued under the Plan to a Participant shall be considered fully paid in consideration of past services rendered by such Participant that are not less in value than the fair equivalent of the money that Sierra would have received if the Shares had been issued for money

13.	Settlement of Restricted Share Units Subject to Vesting Conditions. Notwithstanding section 12, RSUs subject to Vesting Conditions shall be settled as follows:

(a)

Following the end of a financial year, the “Settlement Date” shall be the date on which the Board approves the audited annual financial statements of Sierra for such financial year. No later than sixty (60) days after the Settlement Date, Sierra shall pay to a Participant, provided that a Termination, other than by reason of death or Long-Term Disability, of such Participant has not occurred prior to the Settlement Date, for all RSUs held by such Participant which have vested at the end of such financial year, either: (i) one Share for each such vested RSU, or (ii) a lump-sum cash amount equal to the number of such vested RSUs multiplied by the Market Price of the Shares on the Settlement Date, in both cases net of any applicable withholdings in a manner determined by Sierra. Subject to the foregoing, the decision as to mode of payment shall be made by the Board in its sole discretion, and a payment of Shares or cash, as the case may be, shall not create any obligation for the Board to make a similar payment to any other Participant.

(b)	For greater certainty, in the event of a Participant’s death or Long-Term Disability prior to the end of a financial year, the Settlement Date shall be the first date following such death or Long-Term Disability on which the Board approves the audited annual financial statements of Sierra.

(c)

Any Shares issued under the Plan to a Participant shall be considered fully paid in consideration of past services rendered by such Participant that are not less in value than the fair equivalent of the money that Sierra would have received if the Shares had been issued for money.

14.	Fundamental Transaction. In the event of:

(a)

(i) the acquisition by any Person who was not, immediately prior to the effective time of the acquisition, a registered or a beneficial shareholder in the Corporation, of Shares or rights or options to acquire Shares or securities which are convertible into Shares or any combination thereof such that after the completion of such acquisition such Person would be entitled to exercise 20% or more of the votes entitled to be cast at a meeting of the shareholders; and (ii) the change in one step of 50% or more of the number of directors in place on the Board of the Corporation immediately before the effective time of acquisition; or

(b)	the sale by the Corporation to a third party of all or substantially all of the property or assets of the Corporation;

(each, a “Fundamental Transaction”), all outstanding unvested RSUs shall immediately vest, whether or not the Vesting Conditions (if any) have been met at the date of completion of the Fundamental Transaction. In the event of a Fundamental Transaction, the Settlement Date shall be the date of completion of the Fundamental Transaction and Sierra shall pay to a Participant on the Settlement Date, provided that a Termination, other than by reason of death or Long-Term Disability, of such Participant has not occurred prior to the Settlement Date, for all RSUs held by such Participant at the date of completion of the Fundamental Transaction, a lump-sum cash amount equal to the number of such RSUs multiplied by the Market Price of the Shares on the Settlement Date, net of any applicable withholdings in a manner determined by Sierra. Notwithstanding the foregoing, the Board may, in its sole discretion, deem the Market Price of the Shares to be the total consideration per Share received by the shareholders of Sierra pursuant to the Fundamental Transaction.

15.

Adjustments and Reorganizations. In the event of any stock dividend (other than a dividend which may be paid in cash or in shares at the option of the shareholder), stock split, combination or exchange of shares, merger, consolidation, recapitalization, amalgamation, plan of arrangement or reorganization (other than a Fundamental Transaction), spin-off or other distribution (other than normal cash dividends) of Sierra’s assets to shareholders or any other change affecting the Shares, such adjustments, if any, as are required in the discretion of the Committee to reflect such change shall be made with respect to the number of RSUs outstanding under the Plan, provided that no fractional RSUs shall be issued to Participants and the number of RSUs to be issued in such event shall be rounded down to the next whole number of RSUs.

16.

Transferability of Restricted Share Units. The rights and interests of a Participant in respect of RSUs held in such Participant’s account shall not be transferable or assignable other than by will or the laws of succession.

17.

Unfunded Plan. The Plan shall be unfunded. The obligations of Sierra hereunder shall constitute general, unsecured obligations, payable solely out of Sierra’ general assets, and no Participant or other person shall have any right to any specific assets of Sierra. Sierra shall not segregate any assets for the purpose of funding its obligations with respect to RSUs granted hereunder. Neither

Sierra, the Board or the Committee shall be deemed to be a trustee of any amounts to be distributed or paid pursuant to the Plan. No liability or obligation of Sierra pursuant to the Plan shall be deemed to be secured by any pledge of, or encumbrance on, any property of Sierra.

18.	No Right to Employment. Nothing in this Plan shall be construed as giving any Participant a right to be retained as an employee of Sierra.

19.

No Rights to Shares. Other than as set out herein, no Participant or other person shall have any claim or right to be issued Shares on account of RSUs granted to such Participant pursuant to the Plan and the holding of RSUs shall not entitle a Participant to exercise any voting rights or other rights attaching to the ownership of Shares.

20.

No Adjustment. No amount will be paid to or in respect of a Participant under the Plan or pursuant to any other arrangement, and no RSUs will be granted to such Participant, to compensate for any downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon or in respect of any Participant for such purpose.

21.

Successors and Assigns. The Plan shall be binding on all successors and assigns of Sierra and of Participants, including without limitation, the estate of any Participant and the executor, liquidator, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

22.

Plan Amendment. Subject to section 23, the Board may, in its sole discretion and without the consent of any Participant, amend the Plan at any time, provided that no amendment shall reduce the number of RSUs held by any Participant prior to such amendment.

23.	Amendments Subject to Shareholder Approval.

(a)

Subject to the exceptions set out below, the Board may amend this Plan without shareholder approval, subject to those provisions of applicable law, if any, that require the approval of shareholders or any governmental or regulatory body. Without limiting the generality of the foregoing, the Board may make the following types of amendments to the Plan without seeking shareholder approval:

(i)

amendments of a “housekeeping” or ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX);

(iii)	amendments necessary in order for RSUs to qualify for favourable treatment under applicable taxation laws;

(iv)	amendments respecting administration of the Plan;

(v)

any amendment to the vesting provisions of the Plan or any RSU, it being understood that in the event of the amendment to the vesting provisions of an RSU, the Board shall not be under any obligation to amend the vesting provisions of any other RSU;

(vi)	any amendment to defined terms in the Plan;

(vii)

amendments to the settlement provisions of the Plan or relating to any RSU, whether or not such RSU is held by an Insider, it being understood that in the event of the amendment to the settlement provisions of an RSU, the Board shall not be under any obligation to amend the settlement provisions of any other RSU;

(viii)	amendments necessary to suspend or terminate the Plan; and

(ix)	any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law.

(b)	Shareholder approval will be required for the following types of amendments:

(i)	amendments to the number of Shares issuable under the Plan, including an increase to a maximum percentage or number of Shares;

(ii)	any amendment which increases the number of RSUs that may be issued, or the number of Shares that may be issued or paid upon settlement of RSUs to a Participant who is an Insider; and

(iii)	amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and policies of the TSX).

In the event of any conflict between sections 23(a)(i) to (ix) and sections 23(b)(i) to (iii) above, the latter shall prevail.

24.

Plan Termination. The Board may, in its sole discretion and without the consent of any Participant, terminate the Plan at any time by giving written notice thereof to each Participant. Following termination of the Plan, Sierra shall not grant any additional RSUs hereunder. All RSUs outstanding at the time of such termination shall remain subject to the terms and conditions of this Plan, notwithstanding such termination.

25.	Regulatory Approval. This Plan and any amendment hereto shall be subject to regulatory approval, including, without limitation, that of the TSX.

26.	Governing Law. This Plan shall be governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

Adopted by the Board of Directors of Sierra Metals Inc. on June 29, 2012 and amended on May 29, 2013, June 12, 2014 and May 15, 2017.